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NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, a stock life insurance company organized under the laws of the State of Ohio, issues this Policy to you in return for the initial Premium you pay to us and your completed application.

Home Office: [One Nationwide Plaza, Columbus, Ohio 43215-2220]

Telephone: [1-800-882-2822]

Internet: [nationwide.com]

We thank you for putting your trust in us. If you have any questions about this Policy, please contact us at our Home Office. You can reach us at the address and phone number stated above. To help us serve you better, please let us know if you change your name, address, or wish to change a party to or interest in this Policy. Thank you for letting us help you meet your insurance needs.

We will provide the benefits described in this Policy, subject to its terms and conditions, including payment of the Death Benefit Proceeds upon receiving Proof of Death for the Insured if death occurs while this Policy is In Force. If this Policy is In Force and the Insured is living on the Maturity Date, the Policy Maturity Date will automatically be extended until the date of the Insured’s death unless you elect otherwise.

The Cash Surrender Value and Death Benefit Proceeds of this Policy, when based on the investment experience of the Variable Account, may increase or decrease based on the fluctuations of the net investment factor, and are not guaranteed as to a fixed dollar amount. The death benefit will never be less than the Specified Amount as long as this Policy remains In Force. While Cash Value allocated to the Indexed Interest Strategies may be affected by the experience of external indexes, the General Account does not directly participate in any stock or equity investment. Current benefits, values, periods of coverage, charges, actual Premium paid, and interest crediting rates are on an indeterminate basis.

RIGHT TO EXAMINE AND CANCEL

YOU MAY RETURN THIS POLICY TO US WITHIN (1) TEN DAYS AFTER YOU RECEIVE IT, OR (2) FORTY-FIVE DAYS AFTER YOU SIGN THE APPLICATION, OR (3) TEN DAYS AFTER WE MAIL OR DELIVER THE NOTICE OF RIGHT OF WITHDRAWAL, WHICHEVER IS LATEST. THE POLICY, WITH A WRITTEN REQUEST FOR CANCELLATION, MUST BE MAILED OR DELIVERED TO OUR HOME OFFICE OR TO THE REPRESENTATIVE WHO SOLD IT TO YOU. IF REPLACEMENT OF INSURANCE IS INVOLVED, THE RIGHT TO EXAMINE AND CANCEL PERIOD WILL BE AT LEAST THIRTY DAYS FROM THE DATE YOU RECEIVED THE POLICY OR SUCH LONGER PERIOD AS IS REQUIRED BY LAW IN THE STATE OF ISSUE. WHEN WE RECEIVE THE POLICY, WE WILL CANCEL AND VOID IT AND REFUND THE CASH VALUE PLUS ANY CHARGES DEDUCTED AS OF THE CANCELLATION DATE.

We reserve the right to apply any Premium allocated to an Indexed Interest Strategy to the Fixed Account until the next applicable Sweep Date after the Right to Examine and Cancel period has expired. Upon expiration of the Right to Examine and Cancel period, we will allocate any Net Premiums paid according to the last direction we received from you.

THIS POLICY IS A LEGAL CONTRACT BETWEEN YOU AND US, SO PLEASE READ IT CAREFULLY. IF THIS POLICY IS NOT RETURNED DURING THE RIGHT TO EXAMINE AND CANCEL PERIOD, YOU WILL BE BOUND BY ITS TERMS.

Signed by us on the Policy Date:

Secretary	President

INDIVIDUAL FLEXIBLE PREMIUM ADJUSTABLE VARIABLE, FIXED, AND INDEX-LINKED UNIVERSAL

LIFE INSURANCE POLICY, NON-PARTICIPATING

Flexible Premiums payable until the Maturity Date while the Insured is living.

Death Benefit Proceeds payable upon the death of the Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Rate Class and Rate Type are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

ICC20-NWLA-605	Continued on next page	[(09/2020)(001)]

TABLE OF CONTENTS

POLICY SPECIFICATION PAGES	3
DEFINED TERMS USED IN THIS POLICY	4
GENERAL POLICY PROVISION	8
Policy References and Headings	8
Non-Participating	8
Entire Contract	8
Applications	8
Changes in Policy Cost Factors	8
Alteration or Modification	8
Waiver	9
Effective Date of Policy Coverage	9
Policy Termination	9
Suicide	9
Incontestability	9
Misstatement of Age or Sex	9
Postponement of Payments	10
Variable Accounts	10
General Account	10
Assignment	10
Instructions	10
Currency	10
Reports	11
Projection of Benefits and Values	11
Internal Revenue Code Life Insurance
Qualification Test	11
Modified Endowment Contracts	11
Conformity with Interstate Insurance Product
Regulation Commission Standards	11
PARTIES AND INTERESTS IN THIS POLICY PROVISION	12
Nationwide	12
Policy Owner	12
Contingent Owner	12
The Insured	12
Beneficiary and Contingent Beneficiary	12
Changes of Named Parties and Interests	12
PREMIUM PAYMENT PROVISION	12
Initial Premium	13
Additional Premium	13
Planned Premium	13
POLICY CHARGES AND DEDUCTIONS PROVISION	13
Percent of Premium Charge	13
Monthly Deductions	14
Sub-Account Charges	15
Coverage Charges	15
Policy Loan Interest Charge	16
Indexed Interest Strategy Charge	16
Partial Surrender Fee	16
Service Fees	16

POLICY COVERAGE, POLICY CONTINUATION, GRACE PERIOD, LAPSE AND REINSTATEMENT PROVISION	16
Policy Coverage	16
Policy Continuation	17
No-Lapse Guarantee Policy Continuation	17
Grace Period	17
Lapse	18
Reinstatement	18
VARIABLE ACCOUNT PROVISION	19
About the Variable Account	19
The Sub-Accounts	19
Cash Value in the Variable Account	19
Number of Accumulation Units	19
Determining the Accumulation Unit Value of a Sub-Account	20
Substitution of Securities	20
Changes of Investment Policy	20
GENERAL ACCOUNT PROVISION	20
The Fixed Account	20
Determining the Fixed Account Value	21
The Indexed Interest Strategies	21
Determining the Indexed Interest Strategies Value	21
Discontinuation of an Index Due to Unavailability or Substantial Change	22
Indexed Interest Strategy Availability	22
ALLOCATIONS AND TRANSFERS PROVISION	22
Allocations	22
Generally	22
Indexed Interest Strategies	23
Transfers	23
Right to Transfer Cash Value	23
Transfers to the Indexed Interest Strategies	23
Index Segment Maturity Value	23
Allocation and Transfer Restrictions	23
Variable Account Restrictions	23
Fixed Account Restrictions	23
Indexed Interest Strategy Restrictions	24
POLICY BENEFITS AND VALUES PROVISION	24
Nonforfeiture	24
Basis of Computations	24
Complete Surrender	24
Partial Surrenders	24
Policy Loans	25
Declared Rate Policy Loans	25
Investment Advisory Policy Loans	25
Maximum and Minimum Loans and Indebtedness	26

Continued on next page
ICC20-NWLA-605	Page 2	[(09/2020)(001)]

Processing a Declared Rate Policy Loan or Investment Advisory Policy Loan	26
Cash Value in the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account	27
Declared Rate Policy Loan Interest	27
Investment Advisory Policy Loan Interest	27
Loan Repayment	28
Excessive Indebtedness	28
Effect of Loan	28
Policy Owner Services	28
Asset Rebalancing	28
Dollar Cost Averaging	28
Automated Income Monitor	29
The Death Benefit	29
Changes to Insurance Coverage	30
Change of Death Benefit Option	30
Specified Amount Increases and Decreases	30
Death Benefit Proceeds	31
Policy Maturity Proceeds	31
Policy Maturity Date Extension	31
Policy Settlement	32
Settlement Options	33

Continued on next page
ICC20-NWLA-605	Page 2A	[(09/2020)(001)]

THIS PAGE INTENTIONALLY LEFT BLANK.

Policy Specification Pages Nationwide Life and Annuity Insurance Company [Revision Date January 1, 2021]

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The Policy Specification Pages, referred to in some Policy forms as “Policy Data Pages,” include information about this Policy as of the Policy Date based on information you provided us on the application including any supplemental application. This Policy is adjustable meaning you can change the amount of coverage, death benefit option, and rider elections subject to any applicable requirements. Post-issue Policy activity, such as Declared Rate or Investment Advisory Policy loans, partial Surrenders, and benefit changes (including Specified Amount decreases, death benefit option changes, and rider elections) will affect the Policy coverage. We will provide replacement Policy Specification Pages reflecting any new benefit elections or coverage changes you make after the Policy Date, including changes to underwriting risk classification (including rate class, rate type, and any monthly flat extras).

Policy Issue Information

Policy Owner: [John E Doe]

Policy Number: [8000000000]

Policy Date: [July 1, 2020]

State of Issue: [Ohio]

State Insurance Department Phone: [614-644-2658]

Policy Type: Individual Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life Insurance Policy, Non-Participating

Marketing Name: [Nationwide VUL]

Insured Information

Insured: [John E Doe]

Sex: [Male]

Issue Age: [35]

Rate Type: [Non-Tobacco]

Rate Class: [Standard]

Monthly Flat Extra:¹ [[$0.000000] payable to [Month DD, YYYY]][None]

[Monthly Flat Extra:¹ [$0.000000] payable to [Month DD, YYYY]]

¹

Monthly Flat Extra (medical and/or non- medical factors, such as hazardous occupations or hobbies) is an underwriting classification used to determine life insurance charges based on characteristics of the Insured beyond traditional factors which include age, sex, and tobacco usage of the Insured. Monthly Flat Extras are charged in addition to the monthly cost of insurance charge on a per $1,000 of Specified Amount basis. The higher the monthly flat extra, the greater the risk assessed and the higher the cost of coverage.

Continued on next page
ICC20-NWLA-605	Page 3.[1]	[(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Premium Information

Minimum Initial Premium: [$125.60]

Minimum Additional Premium: [$50.00]

Initial Planned Premium Payment: [$512.21]

Initial Planned Premium Payment Frequency: [Annual]

No-Lapse Guarantee Monthly Premium:² [$62.80]

No-Lapse Guarantee Period:³ [20] years from the Policy Date

This is a flexible Premium Policy. The Minimum Initial Premium must be paid before coverage begins. Premium payments after the Minimum Initial Premium are not required except as necessary to keep the Policy from lapsing. You, the Policy Owner, selected the Initial Planned Premium Payment and Initial Planned Premium Payment Frequency to tell Nationwide how much Premium you intend to pay and how frequently. Paying planned Premium may not be sufficient to continue coverage. Illustrated hypothetical rates of return are not guaranteed. Investment experience and interest credited on a non-guaranteed basis varies over time, is rarely the same year-over-year, and may be negative. Because this is a variable insurance product with the potential for unfavorable investment experience, including extended periods of significant stock market decline, you may be required to pay additional Premium in order to meet your goals and/or to prevent the Policy from lapsing.

²

The No- Lapse Guarantee Monthly Premium is a value used to determine whether this Policy is eligible for continuation during the No- Lapse Guarantee Period if the Cash Surrender Value is insufficient to pay the monthly deductions. Please refer to the No- Lapse Guarantee Policy Continuation section of the Policy for details on how this information is used and impacts your Policy or contact us for additional information.

³

Coverage may end prior to the date shown if the requirements of the Policy continuation feature provided by the No-Lapse Guarantee Policy Continuation section has not been met for any reason and your Policy’s Cash Surrender Value is insufficient to cover monthly deductions to that date. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provision for additional information.

Coverage Information

Specified Amount: [$500,000.00]

Maturity Date:4 [July 1, 2105]

Minimum Specified Amount: [$500,000.00]

Minimum Specified Amount Decrease: [$10,000.00]

Death Benefit Option Elected: [Option 1 - Level]

Internal Revenue Code Life Insurance Qualification Test: [Guideline Premium/Cash Value Corridor Test]

It is possible that coverage may end prior to the Maturity Date even if Planned Premium Payments are made if: (1) the requirements of the Policy continuation feature provided by the No-Lapse Guarantee Policy Continuation section have not been met for any reason; and (2) your Policy’s Cash Surrender Value is insufficient to cover monthly deductions due to: (a) changes in the Policy that affect the coverage, including but not limited to: Declared Rate or Investment Advisory Policy loans; partial Surrenders; Specified Amount decreases; death benefit option changes; rider additions or terminations; and/or (b) changes in current Policy charges, deductions, and interest rates, and/or adverse investment experience.

[4]

If your Policy is In Force on the Maturity Date, the Maturity Date will automatically be extended until the date of the Insured’s death unless you elect to receive the Maturity Proceeds which will be equal to the Cash Surrender Value on the Maturity Date. Even if coverage continues to the Maturity Date there may be little or no Cash Surrender Value left to be paid. You should consult a qualified tax advisor before the Maturity Date of your Policy is extended.

Continued on next page
ICC20-NWLA-605	Page 3.[2]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Schedule of Benefits

IMPORTANT NOTE: Coverage may end prior to the date shown if the requirements of the Policy continuation feature provided by the No-Lapse Guarantee Policy Continuation section have not been met for any reason and your Policy’s Cash Surrender Value is insufficient to cover monthly deductions to that date. Refer to the Policy Coverage, Policy Continuation, Grace Period, Lapse and Reinstatement Provision for additional information.

Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life

Form Number: ICC20-NWLA-605

Specified Amount: [$500,000.00]

Coverage Start Date: [July 1, 2020]

Coverage End Date: [July 1, 2105]

Insured: [John E Doe]

Sex: [Male]

Issue Age: [35]

Rate Type: [Non-Tobacco]

Rate Class: [Standard]

Monthly Flat Extra: [[$0.000000] payable to [Month DD, YYYY]][None]

[Monthly Flat Extra: [$0.000000] payable to [Month DD, YYYY]]

[Accelerated Death Benefit For Critical Illness Rider

Form Number: ICC20-NWLA-606

Coverage Start Date: [July 1, 2020]

Coverage End Date: [July 1, 2105]

Coverage Limits

Maximum Annual CRI Unadjusted Payment Percentage: [10%]

Maximum Annual CRI Unadjusted Payment Dollar Amount: [$100,000.00]

Maximum Permitted CRI Accelerated Death Benefit Payments: [5]

Minimum CRI Unadjusted Payment Amount: [$1,000.00]]

Accelerated Death Benefit for Terminal Illness Rider

Form Number: [ICC13-NWLA-495]

Coverage Start Date: [July 1, 2020]

Coverage End Date: [July 1, 2105]

[Long-Term Care Rider [(Increase)]

Form Number: [ICC16-NWLA-523]

LTC Rider Specified Amount: [$500,000.00]

Coverage Start Date: [July 1, 2020]

Coverage End Date: [July 1, 2105]

Rate Type: [Non-Tobacco]

Rate Class: [Single]

Rate Class Multiple: [1.00]]

Continued on next page
ICC20-NWLA-605	Page 3.[3]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Schedule of Benefits (continued)

[Long-Term Care Rider and Increase

Form Number: [ICC16-NWLA-523]

Elected Percentage for Maximum Monthly LTC Rider Benefit Determination: [2%]

Maximum Monthly LTC Rider Benefit: [$2,000.00]

Minimum Monthly LTC Rider Benefit: [$250.00]

Coverage Limits

Maximum LTC Rider Specified Amount: [$500,000.00]

Minimum LTC Rider Specified Amount: [$100,000.00]

The Maximum LTC Rider Specified Amount and Minimum LTC Rider Specified Amount are subject to change when there is a change to the base Policy Specified Amount. Any change will be reflected in reissued Policy Specification Pages. The Maximum Monthly LTC Rider Benefit stated is as of the most recent change in the base Policy Specified Amount and/ or the LTC Rider Specified Amount. The Maximum Monthly LTC Rider Benefit actually available at any other time may vary from the amount stated above based on changes to the Health Insurance Portability and Accountability Act per diem amount, any Indebtedness, and/or the remaining Maximum Lifetime LTC Benefit. Refer to your Long-Term Care Rider for information regarding how the available Maximum Monthly LTC Rider Benefit is calculated.]

Continued on next page
ICC20-NWLA-605	Page 3.[4]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Schedule of Benefits (continued)

[Overloan Lapse Protection Rider II

Form Number: ICC20-NWLA-594

Coverage Start Date: [July 1, 2020]

Coverage End Date: [July 1, 2105]

Overloan Lapse Protection Rider II Trigger Points

Attained Age of Insured	Trigger Point
[65]	[94	%]
[66]	[94	%]
[67]	[94	%]
[68]	[94	%]
[69]	[94	%]
[70]	[94	%]
[71]	[95	%]
[72]	[95	%]
[73]	[95	%]
[74]	[95	%]
[75]	[95	%]
[76]	[95	%]
[77]	[95	%]
[78]	[95	%]
[79]	[95	%]
[80]	[95	%]
[81]	[95	%]
[82]	[95	%]
[83]	[95	%]
[84]	[96	%]
[85]	[96	%]
[86]	[96	%]
[87]	[96	%]
[88]	[96	%]
[89]	[97	%]
[90]	[97	%]
[91]	[97	%]
[92]	[98	%]

Attained Age of Insured	Trigger Point
[93]	[98	%]
[94]	[98	%]
[95]	[99	%]
[96]	[99	%]
[97]	[99	%]
[98]	[99	%]
[99]	[99	%]
[100]	[99	%]
[101]	[99	%]
[102]	[99	%]
[103]	[99	%]
[104]	[99	%]
[105]	[99	%]
[106]	[99	%]
[107]	[99	%]
[108]	[99	%]
[109]	[99	%]
[110]	[99	%]
[111]	[99	%]
[112]	[99	%]
[113]	[99	%]
[114]	[99	%]
[115]	[99	%]
[116]	[99	%]
[117]	[99	%]
[118]	[99	%]
[119]	[99	%]
[120+]	[99	%]

The Rider Trigger Points vary by the Insured’s Attained Age.]

Continued on next page
ICC20-NWLA-605	Page 3.[5]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Policy Charges and Deductions

The stated charges are not assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any stated charges for elected riders are not assessed after the rider terminates.

Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life

Guaranteed Maximum Percent of Premium Charge Rate

Policy Years	Maximum Rate
[All Policy Years]	[5.00%]

Guaranteed Maximum Monthly Per $1,000 of Specified Amount Charge Rate

Specified Amount: [$500,000.00]	Effective Date of Coverage: [July 1, 2020]

Years	Maximum Rateâ[5]
All Years	[0.53000]

•

If the Death Benefit is changed from Death Benefit Option 1 to Death Benefit Option 2, the Monthly per $1,000 of Specified Amount charge will be the Death Benefit Option 2 guaranteed rates for the remaining duration of the charge. If the death benefit option is changed from Death Benefit Option 2 to Death Benefit Option 1, the applicable guaranteed rates will not change, the Death Benefit Option 2 rates will continue to apply.

Continued on next page
ICC20-NWLA-605	Page 3.[6]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Policy Charges and Deductions (continued)

The stated charges are not assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any stated charges for elected riders are not assessed after the rider terminates.

Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life (continued)

Guaranteed Maximum Monthly Cost of Insurance per $1,000 of Net Amount At Risk Charge Rates

Specified Amount: [$500,000.00]	Effective Date of Coverage: [July 1, 2020]

Attained Age of Insured	Maximum Rate
[18]	[0.07670	]
[19]	[0.07837	]
[20]	[0.07920	]
[21]	[0.07920	]
[22]	[0.07920	]
[23]	[0.08004	]
[24]	[0.08087	]
[25]	[0.08170	]
[26]	[0.08504	]
[27]	[0.08921	]
[28]	[0.08754	]
[29]	[0.08587	]
[30]	[0.08504	]
[31]	[0.08421	]
[32]	[0.08421	]
[33]	[0.08671	]
[34]	[0.08838	]
[35]	[0.09088	]
[36]	[0.09588	]
[37]	[0.10006	]
[38]	[0.10756	]
[39]	[0.11424	]
[40]	[0.12175	]
[41]	[0.13176	]
[42]	[0.14428	]
[43]	[0.15847	]
[44]	[0.17517	]
[45]	[0.19437	]
[46]	[0.21275	]
[47]	[0.23280	]
[48]	[0.24450	]
[49]	[0.25787	]
[50]	[0.27709	]
[51]	[0.29966	]
[52]	[0.33060	]

Attained Age of Insured	Maximum Rate
[53]	[0.36406	]
[54]	[0.40674	]
[55]	[0.45949	]
[56]	[0.51311	]
[57]	[0.57096	]
[58]	[0.62045	]
[59]	[0.67752	]
[60]	[0.74639	]
[61]	[0.83045	]
[62]	[0.93311	]
[63]	[1.04853	]
[64]	[1.17000	]
[65]	[1.29840	]
[66]	[1.42867	]
[67]	[1.56083	]
[68]	[1.70337	]
[69]	[1.85123	]
[70]	[2.03086	]
[71]	[2.23220	]
[72]	[2.49735	]
[73]	[2.77788	]
[74]	[3.07394	]
[75]	[3.39865	]
[76]	[3.75405	]
[77]	[4.16842	]
[78]	[4.65484	]
[79]	[5.21978	]
[80]	[5.83980	]
[81]	[6.55095	]
[82]	[7.29756	]
[83]	[8.10961	]
[84]	[9.01738	]
[85]	[10.04235	]
[86]	[11.19223	]

Attained Age of Insured	Maximum Rate
[87]	[12.46504	]
[88]	[13.84938	]
[89]	[15.33342	]
[90]	[16.90881	]
[91]	[18.41631	]
[92]	[20.01527	]
[93]	[21.73361	]
[94]	[23.58543	]
[95]	[25.57306	]
[96]	[27.43188	]
[97]	[29.45788	]
[98]	[31.67269	]
[99]	[34.09954	]
[100]	[36.77137	]
[101]	[38.95131	]
[102]	[41.33540	]
[103]	[43.94625	]
[104]	[46.81288	]
[105]	[49.92533	]
[106]	[53.36259	]
[107]	[57.17347	]
[108]	[61.41905	]
[109]	[66.17321	]
[110]	[71.52939	]
[111]	[77.61672	]
[112]	[83.33333	]
[113]	[83.33333	]
[114]	[83.33333	]
[115]	[83.33333	]
[116]	[83.33333	]
[117]	[83.33333	]
[118]	[83.33333	]
[119]	[83.33333	]
[120+]	[0.00000	]

[The Guaranteed Maximum Monthly Cost of Insurance per $1,000 of Net Amount At Risk Charge Rates stated above are based on the 2001 Commissioner’s Standard Ordinary, Sex and Smoker Distinct, Ultimate, Age Nearest Birthday Mortality Table, the Insured’s Attained Age, sex, rate type, and monthly flat extra, if any.]

Continued on next page
ICC20-NWLA-605	Page 3.[7]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Policy Charges and Deductions (continued)

The stated charges are not assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any stated charges for elected riders are not assessed after the rider terminates.

Flexible Premium Adjustable Variable, Fixed, and Index-Linked Universal Life (continued)

Annual Guaranteed Maximum Percent of Sub-Account Value Charge Rate

Years	Charge Rate
All Policy Years	[1.00%]

Monthly Guaranteed Maximum Percent of Sub-Account Value Charge Rate

Years	Charge Rate
All Policy Years	[0.082953%]

Annual Guaranteed Maximum Low-Cost Sub-Account Fee Charge Rate

Years	Charge Rate
All Policy Years	[1.00%]

Monthly Guaranteed Maximum Low-Cost Sub-Account Fee Charge Rate

Years	Charge Rate
All Policy Years	[0.082953%]

[Accelerated Death Benefit for Critical Illness Rider
Guaranteed Maximum CRI Rider Administrative Charge

Policy Years	Charge
[All Policy Years]	[$250.00]

Continued on next page
ICC20-NWLA-605	Page 3.[8]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Policy Charges and Deductions (continued)

The stated charges are not assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any stated charges for elected riders are not assessed after the rider terminates.

[Accelerated Death Benefit for Critical Illness Rider (continued)

Guaranteed Maximum CRI Specified Amount Reduction Factors

Attained Age of Insured	Reduction Factor
[35]	[6.26]
[36]	[6.26]
[37]	[6.26]
[38]	[6.26]
[39]	[6.26]
[40]	[5.78]
[41]	[5.78]
[42]	[5.78]
[43]	[5.78]
[44]	[5.78]
[45]	[4.99]
[46]	[4.99]
[47]	[4.99]
[48]	[4.99]
[49]	[4.99]
[50]	[4.39]
[51]	[4.39]
[52]	[4.39]
[53]	[4.39]
[54]	[4.39]
[55]	[3.73]
[56]	[3.73]

Attained Age of Insured	Reduction Factor
[57]	[3.73]
[58]	[3.73]
[59]	[3.73]
[60]	[3.23]
[61]	[3.23]
[62]	[3.23]
[63]	[3.23]
[64]	[3.23]
[65]	[2.73]
[66]	[2.73]
[67]	[2.73]
[68]	[2.73]
[69]	[2.73]
[70]	[2.58]
[71]	[2.58]
[72]	[2.58]
[73]	[2.58]
[74]	[2.58]
[75]	[2.20]
[76]	[2.20]
[77]	[2.20]
[78]	[2.20]

Attained Age of Insured	Reduction Factor
[79]	[2.20]
[80]	[1.87]
[81]	[1.87]
[82]	[1.87]
[83]	[1.87]
[84]	[1.87]
[85]	[1.61]
[86]	[1.61]
[87]	[1.61]
[88]	[1.61]
[89]	[1.61]
[90]	[1.43]
[91]	[1.43]
[92]	[1.43]
[93]	[1.43]
[94]	[1.43]
[95]	[1.30]
[96]	[1.30]
[97]	[1.30]
[98]	[1.30]
[99]	[1.30]
[100+]	[1.16]

[When a Claim is made for a CRI Accelerated Death Benefit Payment, the base Policy’s Specified Amount will be reduced by subtracting a dollar amount equal to: the CRI Unadjusted Payment Amount multiplied by the applicable Specified Amount Reduction Factor. The result of this calculation will be reduction of the base Policy’s Specified Amount by more than the CRI Unadjusted Payment Amount.]]

[Long-Term Care Rider

Guaranteed Maximum Monthly LTC Rider Charge Rate Per $1,000 of LTC Rider Specified Amount
LTC Rider Specified Amount	Effective Date of Coverage	Policy Years	Maximum Rate
[$500,000.00	[7/1/2020]	[All Policy Years]	[0.12345]]
[(Increase)]]

Continued on next page
ICC20-NWLA-605	Page 3.[9]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Policy Charges and Deductions (continued)

The stated charges are not assessed after the earlier of the Maturity Date or termination of the Policy. In addition, any stated charges for elected riders are not assessed after the rider terminates.

[Overloan Lapse Protection Rider II

Guaranteed Maximum Overloan Lapse Protection Rider II Charge Rates

Attained Age of Insured	Maximum Rate
[65]	[4.75%]
[66]	[4.70%]
[67]	[4.65%]
[68]	[4.60%]
[69]	[4.55%]
[70]	[4.50%]
[71]	[4.45%]
[72]	[4.40%]
[73]	[4.35%]
[74]	[4.30%]
[75]	[4.25%]
[76]	[4.15%]
[77]	[4.10%]
[78]	[4.05%]
[79]	[4.00%]
[80]	[3.90%]

Attained Age of Insured	Maximum Rate
[81]	[3.80%]
[82]	[3.70%]
[83]	[3.55%]
[84]	[3.40%]
[85]	[3.20%]
[86]	[3.00%]
[87]	[2.75%]
[88]	[2.50%]
[89]	[2.15%]
[90]	[1.75%]
[91]	[1.30%]
[92]	[0.90%]
[93]	[0.55%]
[94]	[0.30%]
[95+]	[0.15%]]

Service Fee

Maximum Service Fee: [$25.00]

Partial Surrenders

Minimum Partial Surrender: [$500.00] per request (including any transaction fee)

Maximum Partial Surrender Fee: Lesser of [$25.00] per request or [5%] of each partial Surrender

Loans

Minimum Declared Rate Policy Loan Amount: [$200.00]

Minimum Policy Loan Repayment: [$25.00]

Maximum Annual Investment Advisory Policy Loan Allowance Percentage: [1.5%]

Declared Rate Policy Loans

Guaranteed Maximum Declared Rate Policy Loan Interest Charged Rate (Policy Years 1-5): [3.90% (effective daily rate of 0.0104824%)]

Guaranteed Maximum Declared Rate Policy Loan Interest Charged Rate (Policy Years 6+): [3.25% (effective daily rate of 0.0087628%)]

Guaranteed Minimum Declared Rate Policy Loan Interest Credited Rate: [3.00% in all Policy Years (effective daily rate of 0.0080986%]

Investment Advisory Policy Loans

Guaranteed Maximum Investment Advisory Policy Loan Interest Charged Rate: [3.25% in all Policy Years (effective daily rate of 0.0080986%]

Guaranteed Minimum Investment Advisory Policy Loan Interest Credited Rate: [3.00% in all Policy Years (effective daily rate of 0.0080986%]

Continued on next page
ICC20-NWLA-605	Page 3.[10]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Dollar Cost Averaging

Minimum Required Dollar Cost Averaging Transfer Amount: [$100.00]

Internal Revenue Code Life Insurance Qualification Test Table

[You elected to have your Policy comply with section 7702 of the Internal Revenue Code, as amended under the guideline premium/cash value corridor test. It requires that the death benefit be greater than or equal to the product of the Cash Value and the Applicable Percentages from the following table.

Attained Age of Insured	Applicable Percentages
18	250%
19	250%
20	250%
21	250%
22	250%
23	250%
24	250%
25	250%
26	250%
27	250%
28	250%
29	250%
30	250%
31	250%
32	250%
33	250%
34	250%
35	250%
36	250%
37	250%
38	250%
39	250%
40	250%
41	243%
42	236%
43	229%

Attained Age of Insured	Applicable Percentages
44	222%
45	215%
46	209%
47	203%
48	197%
49	191%
50	185%
51	178%
52	171%
53	164%
54	157%
55	150%
56	146%
57	142%
58	138%
59	134%
60	130%
61	128%
62	126%
63	124%
64	122%
65	120%
66	119%
67	118%
68	117%
69	116%

Attained Age of Insured	Applicable Percentages
70	115%
71	113%
72	111%
73	109%
74	107%
75	105%
76	105%
77	105%
78	105%
79	105%
80	105%
81	105%
82	105%
83	105%
84	105%
85	105%
86	105%
87	105%
88	105%
89	105%
90	105%
91	104%
92	103%
93	102%
94	101%
95+	100%]

Continued on next page
ICC20-NWLA-605	Page 3.[11]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Settlement Option Tables

Option 1:

Life Income Monthly Installments for each $1,000 of Proceeds with Payments Guaranteed for 120 Months

Age of Payee Last Birthday	Male	Female
10 & Under	$1.16	$1.14
11	$1.17	$1.15
12	$1.18	$1.16
13	$1.19	$1.17
14	$1.20	$1.18
15	$1.22	$1.19
16	$1.23	$1.21
17	$1.24	$1.22
18	$1.25	$1.23
19	$1.27	$1.24
20	$1.28	$1.26
21	$1.30	$1.27
22	$1.31	$1.28
23	$1.33	$1.30
24	$1.34	$1.31
25	$1.36	$1.33
26	$1.38	$1.34
27	$1.39	$1.36
28	$1.41	$1.38
29	$1.43	$1.39
30	$1.45	$1.41
31	$1.47	$1.43
32	$1.49	$1.45
33	$1.51	$1.47
34	$1.53	$1.49
35	$1.55	$1.51
36	$1.57	$1.53
37	$1.60	$1.55
38	$1.62	$1.57
39	$1.65	$1.60
40	$1.67	$1.62

Age of Payee Last Birthday	Male	Female
41	$1.70	$1.65
42	$1.73	$1.67
43	$1.75	$1.70
44	$1.78	$1.73
45	$1.82	$1.76
46	$1.85	$1.79
47	$1.88	$1.82
48	$1.92	$1.85
49	$1.96	$1.88
50	$1.99	$1.92
51	$2.04	$1.96
52	$2.08	$2.00
53	$2.12	$2.04
54	$2.17	$2.08
55	$2.22	$2.12
56	$2.27	$2.17
57	$2.32	$2.22
58	$2.37	$2.27
59	$2.43	$2.32
60	$2.49	$2.38
61	$2.56	$2.43
62	$2.62	$2.49
63	$2.69	$2.56
64	$2.77	$2.63
65	$2.84	$2.70
66	$2.93	$2.77
67	$3.01	$2.85
68	$3.10	$2.93
69	$3.20	$3.02
70	$3.30	$3.11

Age of Payee Last Birthday	Male	Female
71	$3.40	$3.21
72	$3.52	$3.31
73	$3.63	$3.42
74	$3.76	$3.53
75	$3.89	$3.65
76	$4.03	$3.77
77	$4.18	$3.91
78	$4.34	$4.05
79	$4.51	$4.20
80	$4.69	$4.36
81	$4.87	$4.53
82	$5.07	$4.71
83	$5.28	$4.90
84	$5.49	$5.10
85	$5.71	$5.31
86	$5.94	$5.53
87	$6.17	$5.75
88	$6.41	$5.98
89	$6.64	$6.22
90	$6.87	$6.45
91	$7.09	$6.68
92	$7.30	$6.90
93	$7.50	$7.11
94	$7.67	$7.31
95	$7.83	$7.50
96	$7.97	$7.68
97	$8.09	$7.83
98	$8.19	$7.97
99	$8.27	$8.09
100+	$8.34	$8.19

Continued on next page
ICC20-NWLA-605	Page 3.[12]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Settlement Option Tables (continued)

Option 2:
Joint & Survivor Life Income Monthly Installments for each $ 1,000 of Proceeds
M/F	50	55	60	65	70	75	80	85	90	95	100
50	$1.75	$1.83	$1.88	$1.92	$1.95	$1.97	$1.98	$1.99	$1.99	$1.99	$2.00
55	$1.81	$1.92	$2.01	$2.08	$2.13	$2.16	$2.19	$2.20	$2.21	$2.22	$2.22
60	$1.85	$1.99	$2.12	$2.24	$2.33	$2.39	$2.43	$2.46	$2.48	$2.49	$2.50
65	$1.88	$2.04	$2.21	$2.38	$2.53	$2.65	$2.73	$2.79	$2.82	$2.84	$2.85
70	$1.89	$2.07	$2.28	$2.50	$2.72	$2.91	$3.07	$3.18	$3.25	$3.30	$3.32
75	$1.91	$2.09	$2.32	$2.58	$2.87	$3.16	$3.43	$3.65	$3.80	$3.89	$3.94
80	$1.91	$2.11	$2.34	$2.63	$2.98	$3.37	$3.78	$4.17	$4.47	$4.67	$4.79
85	$1.92	$2.12	$2.36	$2.67	$3.05	$3.52	$4.07	$4.68	$5.25	$5.70	$5.98
90	$1.92	$2.12	$2.37	$2.69	$3.09	$3.61	$4.27	$5.10	$6.03	$6.91	$7.56
95	$1.92	$2.12	$2.38	$2.70	$3.12	$3.66	$4.39	$5.38	$6.67	$8.12	$9.45
100	$1.92	$2.12	$2.38	$2.71	$3.13	$3.69	$4.45	$5.54	$7.08	$9.08	$11.28

The Option 2 Settlement Option table states applicable purchase rates when the joint payees are of different sexes: one female and one male. Purchase rates for other age and sex combinations are available upon request.

Continued on next page
ICC20-NWLA-605	Page 3.[13]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Settlement Option Tables (continued)

Option 3:

Life Annuity Monthly Installments for each $1,000 of Proceeds

Age of Payee Last Birthday	Male	Female
10 & Under	$1.16	$1.14
11	$1.17	$1.15
12	$1.18	$1.16
13	$1.19	$1.17
14	$1.20	$1.18
15	$1.22	$1.19
16	$1.23	$1.21
17	$1.24	$1.22
18	$1.25	$1.23
19	$1.27	$1.24
20	$1.28	$1.26
21	$1.30	$1.27
22	$1.31	$1.28
23	$1.33	$1.30
24	$1.34	$1.31
25	$1.36	$1.33
26	$1.38	$1.34
27	$1.39	$1.36
28	$1.41	$1.38
29	$1.43	$1.39
30	$1.45	$1.41
31	$1.47	$1.43
32	$1.49	$1.45
33	$1.51	$1.47
34	$1.53	$1.49
35	$1.55	$1.51
36	$1.57	$1.53
37	$1.60	$1.55
38	$1.62	$1.57
39	$1.65	$1.60
40	$1.67	$1.62

Age of Payee Last Birthday	Male	Female
41	$1.70	$1.65
42	$1.73	$1.67
43	$1.76	$1.70
44	$1.79	$1.73
45	$1.82	$1.76
46	$1.85	$1.79
47	$1.89	$1.82
48	$1.92	$1.85
49	$1.96	$1.89
50	$2.00	$1.92
51	$2.04	$1.96
52	$2.08	$2.00
53	$2.13	$2.04
54	$2.17	$2.08
55	$2.22	$2.13
56	$2.27	$2.17
57	$2.33	$2.22
58	$2.38	$2.27
59	$2.44	$2.33
60	$2.50	$2.38
61	$2.57	$2.44
62	$2.64	$2.50
63	$2.71	$2.57
64	$2.79	$2.64
65	$2.87	$2.71
66	$2.95	$2.79
67	$3.04	$2.87
68	$3.14	$2.95
69	$3.24	$3.05
70	$3.34	$3.14

Age of Payee Last Birthday	Male	Female
71	$3.46	$3.24
72	$3.58	$3.35
73	$3.70	$3.46
74	$3.84	$3.59
75	$3.99	$3.71
76	$4.14	$3.85
77	$4.31	$4.00
78	$4.49	$4.16
79	$4.69	$4.33
80	$4.90	$4.51
81	$5.13	$4.71
82	$5.39	$4.92
83	$5.66	$5.16
84	$5.96	$5.41
85	$6.28	$5.69
86	$6.64	$5.99
87	$7.02	$6.32
88	$7.45	$6.68
89	$7.91	$7.08
90	$8.42	$7.52
91	$8.98	$7.99
92	$9.59	$8.52
93	$10.26	$9.09
94	$11.00	$9.70
95	$11.81	$10.37
96	$12.71	$11.10
97	$13.69	$11.88
98	$14.76	$12.72
99	$15.93	$13.63
100+	$17.17	$14.62

The Settlement Option tables are based on the sex-distinct Annuity 2012 Basic Mortality table (Age Last Birthday) using a ten- year age setback with Projection Scale G2 (ALB) at 0.5% interest. For purposes of the settlement option tables, the payees’ actual ages as of their respective last birthdays is used.

Continued on next page
ICC20-NWLA-605	Page 3.[14]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Allocation of Net Premium Paid

Your initial investment options are included in this section. We may subsequently add or eliminate Sub-Accounts as described in the Variable Account Provisions of this Policy. Your initial allocation to a Sub-Account, and/or the Indexed Interest Strategy options is shown on a percentage basis.

Variable Account: Nationwide VL Separate Account - G

Account Options

Fund Allocation Factors
Account Options	During “RIGHT to EXAMINE and CANCEL” Period[6]		After “RIGHT to EXAMINE and CANCEL” Period
Variable Account Options
[Variable Account Name]	[0	%]	[0	%]
General Account Options
[One Year Multi-Index Monthly Average Indexed Interest Strategy]	[0	%]	[0	%]
[One Year S&P 500® Point-to-Point Indexed Interest Strategy]	[0	%]	[20	%]
[One Year Uncapped S&P 500® Point-to Point Indexed Interest Strategy]	[0	%]	[0	%]
[One-Year J.P. Morgan Mozaic II(SM) Index® Indexed Interest Strategy]	[0	%]	[0	%]
[One-Year NYSE® Zebra Edge® Index Indexed Interest Strategy]	[0	%]	[0	%]
Total	100%		100%

[6]

We reserve the right to apply any Premium allocated to an Indexed Interest Strategy to the Fixed Account until the next applicable Sweep Date after the Right to Examine and Cancel period has expired. We may also modify the above allocation based on directions you provide us after we have issued you this Policy. Upon expiration of the Right to Examine and Cancel period, we will allocate any Net Premiums paid according to the last direction we received from you.

Indexed Interest Strategy Options

For purpose of deduction of charges, partial Surrenders, transfers for Policy Loans (including due and unpaid interest charged), amounts will be withdrawn from the Indexed Interest Strategies in the order listed below.

[One-Year S&P 500® Point-to-Point Indexed Interest Strategy]

[One-Year Multi-Index Monthly Average Indexed Interest Strategy]

[One-Year Uncapped S&P 500® Point-to-Point Indexed Interest Strategy]

[One-Year J.P. Morgan Mozaic II(SM) Index® Indexed Interest Strategy]

[One-Year NYSE® Zebra Edge® Index Indexed Interest Strategy]

Fixed Account

Guaranteed Minimum Interest Crediting Rate: [1.00% (effective daily rate of 0.00272616%)]

Indexed Interest Strategy

It is important to note that no Index Segment Interest will be credited on any amount surrendered or deducted from an Index Segment prior to its Index Segment Interest Crediting Date. The elements used in determining the credited rate from the index are not guaranteed and can be changed by Nationwide, subject to the guarantees in the policy or applicable to the general account. Any such changes can affect the return.

Guaranteed Maximum Indexed Interest Strategy Charge Rate: [1.00%] of the Cash Value applied to an Indexed

Interest Strategy.

Continued on next page
ICC20-NWLA-605	Page 3.[15]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Interest Crediting Strategies

[One-Year Multi-Index Monthly Average Indexed Interest Strategy

Reference Indexes

[S&P 500® Index, excluding dividend income]

[NASDAQ-100® Index, excluding dividend income]

[Dow Jones Industrial Average®, excluding dividend income]

[NOTE: Index disclaimers appear after the end of the Indexed Interest Strategy descriptions]

Strategy Details

Guaranteed Minimum Participation Rate: [100.00%]

Guaranteed Minimum Cap Rate: [3.00%]

Guaranteed Minimum Floor Rate: [0.00%]

Index Segment Term: [12 months]

Index Segment Interest Crediting Dates: [12 months after a Segment Start Date]

Guaranteed Sweep Date Frequency: [Quarterly]

Index Segment Interest Calculation

Index Segment Interest = A × B, where:

A = Cash Value of an Index Segment on an Interest Crediting Date;

B = Index Segment Interest Rate

The Index Segment Interest Rate is calculated in two steps:

Step 1: The Reference Index Performance Rate for each Reference Index is the monthly average rate of change determined as follows:

Reference Index Performance Rate = ((C ÷ D) ÷ E) – F, where:

C = the sum of the respective Reference Index Values on each Index Segment Monthaversary during the Index Segment Interest Period;

D = the length of the Index Segment Interest Period in months, here 12;

E = the Reference Index Value at the beginning of an Index Segment Interest Period; and

F = 1.

Continued on next page
ICC20-NWLA-605	Page 3.[16]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Interest Crediting Strategies (continued)

[One-Year Multi-Index Monthly Average Indexed Interest Strategy (continued)

Step 2:	The respective Reference Index Performance Rates are used in the following formula to determine the applicable Index Segment Interest Rate:

[Index Segment Interest Rate = the greater of L, or the lesser of (K and (G + H + I) × J), where:[7]

G = [50%] x greatest Reference Index Performance Rate

H = [30%] x second greatest Reference Index Performance Rate

I = [20%] x third greatest Reference Index Performance Rate

J = the Participation Rate in effect for the Index Segment Interest Period

K = the Cap Rate in effect for the Index Segment Interest Period

L = the Floor Rate in effect for the Index Segment Interest Period]

[Index Segment Interest Rate = the greater of L, or the lesser of (K and (G + H) × J), where:[7]

G = [65%] x greatest Reference Index Performance Rate

H = [35%] x second greatest Reference Index Performance Rate

J = the Participation Rate in effect for the Index Segment Interest Period

K = the Cap Rate in effect for the Index Segment Interest Period

L = the Floor Rate in effect for the Index Segment Interest Period]

[Index Segment Interest Rate = the greater of L, or the lesser of (K and G × J), where:[7]

G = 100% x greatest Reference Index Performance Rate

J = the Participation Rate in effect for the Index Segment Interest Period

K = the Cap Rate in effect for the Index Segment Interest Period

L = the Floor Rate in effect for the Index Segment Interest Period]

[7]

[If after application of the Participation Rate, the value is: greater than the Cap Rate, the result is the Cap Rate; less than the Floor Rate, the result is the Floor Rate; between the Cap Rate and the Floor Rate, the result is the calculated value.]]

Continued on next page
ICC20-NWLA-605	Page 3.[17]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Interest Crediting Strategies (continued)

[One-Year S&P 500® Point-to-Point Indexed Interest Strategy

Reference Index

[S&P 500® Index, excluding dividend income]

[NOTE: Index disclaimers appear after the end of the Indexed Interest Strategy descriptions]

Strategy Details

Guaranteed Minimum Participation Rate: [100.00%]

Guaranteed Minimum Cap Rate: [3.00%]

Guaranteed Minimum Floor Rate: [0.00%]

Index Segment Term: [12 months]

Index Segment Interest Crediting Dates: [12 months after a Segment Start Date]

Guaranteed Sweep Date Frequency: [Quarterly]

Index Segment Interest Calculation

Index Segment Interest = A × B, where:

A = Cash Value of an Index Segment on an Interest Crediting Date;

B = Index Segment Interest Rate

The Index Segment Interest Rate is calculated in two steps:

Step 1: The Reference Index Performance Rate is calculated:

Reference Index Performance Rate = (C ÷ D) - E, where:

C = the Reference Index Value at the end of an Index Segment Interest Period;

D = the Reference Index Value at the beginning of an Index Segment Interest Period; and

E = 1.

Step 2:	The Reference Index Performance Rate is used in the following formula to determine the applicable Index Segment Interest Rate:

Index Segment Interest Rate = the greater of I, or the lesser of (H and (F × G)), where:[8]

F = the Reference Index Performance Rate

G = the Participation Rate in effect for the Index Segment Interest Period

H = the Cap Rate in effect for the Index Segment Interest Period

I = the Floor Rate in effect for the Index Segment Interest Period

[8]

If after application of the Participation Rate, the value is: greater than the Cap Rate, the result is the Cap Rate; less than the Floor Rate, the result is the Floor Rate; between the Cap Rate and the Floor Rate, the result is the calculated value.]

Continued on next page
ICC20-NWLA-605	Page 3.[18]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Interest Crediting Strategies (continued)

[One-Year Uncapped S&P 500® Point-to-Point Indexed Interest Strategy

Reference Index

[S&P 500® Index, excluding dividend income]

[NOTE: Index disclaimers appear after the end of the Indexed Interest Strategy descriptions]

Strategy Details

Guaranteed Minimum Participation Rate: [100.00%]

Guaranteed Maximum Spread Rate: [20.00%]

Guaranteed Minimum Floor Rate: [0.00%]

Index Segment Term: [12 months]

Index Segment Interest Crediting Dates: [12 months after a Segment Start Date]

Guaranteed Sweep Date Frequency: [Quarterly]

Index Segment Interest Calculation

Index Segment Interest = A × B, where:

A = Cash Value of an Index Segment on an Interest Crediting Date;

B = Index Segment Interest Rate

The Index Segment Interest Rate is calculated in two steps:

Step 1: The Reference Index Performance Rate is calculated:

Reference Index Performance Rate = (C ÷ D) - E, where:

C = the Reference Index Value at the end of an Index Segment Interest Period;

D = the Reference Index Value at the beginning of an Index Segment Interest Period; and

E = 1.

Step 2:	The Reference Index Performance Rate is used in the following formula to determine the applicable Index Segment Interest Rate:

Index Segment Interest Rate = the greater of H, or ((F × G) - I), where:[9]

F = the Reference Index Performance Rate

G = the Participation Rate in effect for the Index Segment Interest Period

H = the Floor Rate in effect for the Index Segment Interest Period

I = the Spread Rate in effect for the Index Segment Interest Period

[9]	If after application of the Participation Rate and Spread Rate, the value is: less than the Floor Rate, the result is the Floor Rate; greater than the Floor Rate, the result is the calculated value.]

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ICC20-NWLA-605	Page 3.[19]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Interest Crediting Strategies (continued)

[One-Year J.P. Morgan Mozaic II(SM) Index® Indexed Interest Strategy

Reference Index

[J.P. Morgan Mozaic II(SM) Index®, excluding dividend income]

[NOTE: Index disclaimers appear after the end of the Indexed Interest Strategy descriptions]

Strategy Details

Guaranteed Minimum Participation Rate: [100.00%]

Guaranteed Minimum Floor Rate: [0.00%]

Index Segment Term: [12 months]

Index Segment Interest Crediting Dates: [12 months after a Segment Start Date]

Guaranteed Sweep Date Frequency: [Quarterly]

Index Segment Interest Calculation

Index Segment Interest = A × B, where:

A = Cash Value of an Index Segment on an Interest Crediting Date;

B = Index Segment Interest Rate

The Index Segment Interest Rate is calculated in two steps:

Step 1: The Reference Index Performance Rate is calculated:

Reference Index Performance Rate = (C ÷ D) - E, where:

C = the Reference Index Value at the end of an Index Segment Interest Period;

D = the Reference Index Value at the beginning of an Index Segment Interest Period; and

E = 1.

Step 2:	The Reference Index Performance Rate is used in the following formula to determine the applicable Index Segment Interest Rate:

Index Segment Interest Rate = the greater of H, or (F × G), where:[10]

F = the Reference Index Performance Rate

G = the Participation Rate in effect for the Index Segment Interest Period

H = the Floor Rate in effect for the Index Segment Interest Period

[10]	If after application of the Participation Rate, the value is: less than or equal to the Floor Rate, the result is the Floor Rate; greater than the Floor Rate, the result is the calculated value.]

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ICC20-NWLA-605	Page 3.[20]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Interest Crediting Strategies (continued)

[One-Year NYSE® Zebra Edge® Index Indexed Interest Strategy

Reference Index

[NYSE® Zebra Edge® Index, excluding dividend income]

[NOTE: Index disclaimers appear after the end of the Indexed Interest Strategy descriptions]

Strategy Details

Guaranteed Minimum Participation Rate: [100.00%]

Guaranteed Minimum Floor Rate: [0.00%]

Index Segment Term: [12 months]

Index Segment Interest Crediting Dates: [12 months after a Segment Start Date]

Guaranteed Sweep Date Frequency: [Quarterly]

Index Segment Interest Calculation

Index Segment Interest = A × B, where:

A = Cash Value of an Index Segment on an Interest Crediting Date;

B = Index Segment Interest Rate

The Index Segment Interest Rate is calculated in two steps:

Step 1: The Reference Index Performance Rate is calculated:

Reference Index Performance Rate = (C ÷ D) - E, where:

C = the Reference Index Value at the end of an Index Segment Interest Period;

D = the Reference Index Value at the beginning of an Index Segment Interest Period; and

E = 1.

Step 2:	The Reference Index Performance Rate is used in the following formula to determine the applicable Index Segment Interest Rate:

Index Segment Interest Rate = the greater of H, or (F × G), where:[¹¹]

F = the Reference Index Performance Rate

G = the Participation Rate in effect for the Index Segment Interest Period

H = the Floor Rate in effect for the Index Segment Interest Period

[¹¹]	If after application of the Participation Rate, the value is: less than or equal to the Floor Rate, the result is the Floor Rate; greater than the Floor Rate, the result is the calculated value.]

Index Disclaimers

[The “S&P 500” is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Nationwide. Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. [Nationwide VUL] is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Policy or any member of the public regarding the advisability of investing in securities generally or in the Policy particularly or the ability of the S&P 500 to track general market performance. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Policy. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Policy into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Policies or the timing of the issuance or sale of the Policy or in the determination or calculation of the equation by which Nationwide is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Policies. There is no assurance that investment products based on the S&P 500 will accurately track index performance or

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ICC20-NWLA-605	Page 3.[21]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Index Disclaimers (continued)

provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Policies currently being issued by Nationwide, but which may be similar to and competitive with the Policy. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500.]

[S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE POLICY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500, OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

[The J.P. Morgan Mozaic II(SM) Index (“JPMorgan Index”) has been licensed to Nationwide Life and Annuity Insurance Company (the “Licensee”) for the Licensee’s benefit. Neither the Licensee nor [Nationwide VUL] (the “Product”) is sponsored, operated, endorsed, sold or promoted by J.P. Morgan Securities LLC (“JPMS”) or any of its affiliates (together and individually, “JPMorgan”). JPMorgan makes no representation and no warranty, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a “Contract Owner”): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the JPMorgan Index in seeking to achieve any particular objective. It is for those taking an exposure to the Product and/or the JPMorgan Index to satisfy themselves of these matters and such persons should seek appropriate professional advice before making any investment. JPMorgan is not responsible for and does not have any obligation or liability in connection with the issuance, administration, marketing or trading of the Product. The publication of the JPMorgan Index and the referencing of any asset or other factor of any kind in the JPMorgan Index do not constitute any form of investment recommendation or advice in respect of any such asset or other factor by JPMorgan and no person should rely upon it as such. JPMorgan does not act as an investment adviser or investment manager in respect of the JPMorgan Index or the Product and does not accept any fiduciary duties in relation to the JPMorgan Index, the Licensee, the Product or any Contract Owner.]

[The JPMorgan Index has been designed and is compiled, calculated, maintained and sponsored by JPMorgan without regard to the Licensee, the Product or any Contract Owner. The ability of the Licensee to make use of the JPMorgan Index may be terminated on short notice and it is the responsibility of the Licensee to provide for the consequences of that in the design of the Product. JPMorgan does not accept any legal obligation to take the needs of any person who may invest in a Product into account in designing, compiling, calculating, maintaining or sponsoring the JPMorgan Index or in any decision to cease doing so.]

[JPMorgan does not give any representation, warranty or undertaking, of any type (whether express or implied, statutory or otherwise) in relation to the JPMorgan Index, as to condition, satisfactory quality, performance or fitness for purpose or as to the results to be achieved by an investment in the Product or any data included in or omissions from the JPMorgan Index, or the use of the JPMorgan Index in connection with the Product or the veracity, currency, completeness or accuracy of the information on which the JPMorgan Index is based (and without limitation, JPMorgan accepts no liability to any Contract Owner for any errors or omissions in that information or the results of any interruption to it and JPMorgan shall be under no obligation to advise any person of any such error, omission or interruption). To the extent any such representation, warranty or undertaking could

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ICC20-NWLA-605	Page 3.[22]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

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Index Disclaimers (continued)

be deemed to have been given by JPMorgan, it is excluded save to the extent that such exclusion is prohibited by law. To the fullest extent permitted by law, JPMorgan shall have no liability or responsibility to any person or entity (including, without limitation, to any Contract Owners) for any losses, damages, costs, charges, expenses or other liabilities howsoever arising, including, without limitation, liability for any special, punitive, indirect or consequential damages (including loss of business or loss of profit, loss of time and loss of goodwill), even if notified of the possibility of the same, arising in connection with the design, compilation, calculation, maintenance or sponsoring of the JPMorgan Index or in connection with the Product.]

[The JPMorgan Index is the exclusive property of JPMorgan. JPMorgan is under no obligation to continue compiling, calculating, maintaining or sponsoring the JPMorgan Index and may delegate or transfer to a third party some or all of its functions in relation to the JPMorgan Index.]

[JPMorgan may independently issue or sponsor other indices or products that are similar to and may compete with the JPMorgan Index and the Product. JPMorgan may also transact in assets referenced in the JPMorgan Index (or in financial instruments such as derivatives that reference those assets). It is possible that these activities could have an effect (positive or negative) on the value of the JPMorgan Index and the Product.]

[Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.]

[The marks NYSE®, NYSE Arca® are registered trademarks of NYSE Group, Inc., Intercontinental Exchange, Inc. (“ICE”) or their affiliates. The marks Zebra® and Zebra EdgeTM are trademarks of Zebra Capital Management, LLC, may not be used without prior authorization from Zebra Capital Management, LLC, and are being utilized by NYSE under license and agreement.]

[ICE owns all intellectual and other property rights to the NYSE® Zebra EdgeTM Index (the “Index”), including the composition and the calculation of the Index, excluding the concept, methodology, formulas and algorithms for the Index. Zebra Capital Management, LLC owns all intellectual and other property rights to the concept, methodology, formulas and algorithms for the Index, which are being used by NYSE Group, Inc. under license from Zebra Capital Management, LLC (together with its subsidiaries and affiliates, “Zebra”).]

[The Index has been licensed by NYSE Group, Inc. (together with its subsidiaries and affiliates, “NYSE”) to UBS AG and sub- licensed by UBS AG (together with its subsidiaries and affiliates, “UBS”) to Nationwide Life and Annuity Insurance Company (“Nationwide”). Neither Nationwide nor a [Nationwide VUL] (the “Product”) is sponsored, operated, endorsed, recommended, sold or promoted by Zebra, NYSE or UBS. Neither Zebra, NYSE nor UBS makes any representation or gives any warranty, express or implied, regarding the advisability or possible benefits of purchasing the Product or any other financial product. Clients should undertake their own due diligence and seek appropriate professional advice before purchasing any financial product, including the Product.]

[The Index and other information disseminated by NYSE are for informational purposes only, are provided on an “as is” basis, and are not intended for trading purposes. Neither Zebra nor NYSE makes any warranty, express or implied, as to, without limitation, (i) the correctness, accuracy, reliability or other characteristics of the Index, (ii) the results to be obtained by any person or entity from the use of the Index for any purpose, or (iii) relating to the use of the Index and other information covered by the Product, including, but not limited to, express or implied warranties of merchantability, fitness for a particular purpose or use, title or non-infringement. NYSE does not warrant that the Index will be uninterrupted and is under no obligation to continue compiling, calculating, maintaining or sponsoring the Index.]

[The Index (including the concept, methodology, formulas and algorithms therefor) has been designed and is compiled, calculated, maintained and sponsored without regard to any financial products that reference the Index (including the Product), any licensee, sub-licensor or sub-licensee of the Index, any client or any other person. Zebra, NYSE and UBS may independently issue and/or sponsor other indices and products that are similar to and/ or may compete with the Index and the Product. Zebra, NYSE and UBS may also transact in assets referenced in the Index (or in financial instruments such as derivatives that reference those assets), including those which could have a positive or negative effect on the value of the Index and the Product.]

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ICC20-NWLA-605	Page 3.[23]	(09/2020)

Insured: [John E Doe]	Policy Number: [8000000000]

Index Disclaimers (continued)

[thebarcodegoeshere]

[None of Zebra, NYSE or UBS shall bear any responsibility or liability, whether for negligence or otherwise, with respect to (i) any inaccuracies, omissions, mistakes or errors in the concept, methodology, formulas or algorithms for, or computation of, the Index (and shall not be obligated to advise any person of and/or to correct any such inaccuracies, omissions, mistakes or errors), (ii) the use of and/or reference to the Index by Zebra, NYSE, UBS or any other person in connection with any financial product or otherwise, or (iii) any economic or other loss which may be directly or indirectly sustained by any client or other person dealing with any such financial product or otherwise. Any client or other person dealing with such financial products does so, therefore, in full knowledge of this disclaimer and can place no reliance whatsoever on Zebra, NYSE or UBS nor bring claims, actions or legal proceedings in any manner whatsoever against any of them.]

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ICC20-NWLA-605	Page 3.[24]	(09/2020)

DEFINED TERMS USED IN THIS POLICY

The defined terms listed below are either frequently used or have an important meaning within this Policy.

Accumulation Unit – An accounting unit used to measure the Sub-Account values of the Variable Account.

Adjusted Cash Value – An amount used in determining Investment Advisory Policy Loans. It is equal to the combined accumulated dollar value of the interests you purchased in the Sub-Accounts of the Variable Account, plus the values in the Indexed Interest Strategies and any Pending Sweep Transactions; it is also equal to the Cash Value, minus the value in the Fixed Account, minus any values in the Declared Rate Policy Loan Account and Investment Advisory Policy Loan Account, plus any value in the Pending Sweep Transactions.

Attained Age – Age measured from the Policy Date. Attained Age is equal to a person’s Issue Age plus the number of completed Policy Years.

Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds if the Insured dies while this Policy is In Force.

Cap Rate – A value used in determining the Index Segment Interest Rate for identified Index Interest Strategies. The Cap Rate is the maximum Index Segment Interest Rate applicable to an Index Segment Interest Period. A different Cap Rate may apply for each Index Segment Interest Period. The Guaranteed Minimum Cap Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

Cash Surrender Value – The amount available upon Surrender of this Policy. It is equal to the Cash Value of this Policy minus any Indebtedness, applicable charges, and/or adjustments described in this Policy.

Cash Value – The combined accumulated dollar value of the interests you purchased in the Sub-Accounts of the Variable Account, plus the values in the Fixed Account, Indexed Interest Strategies, the Declared Rate Policy Loan Account, and the Investment Advisory Policy Loan Account.

Contingent Beneficiary – The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds if the Insured dies while this Policy is In Force and no Beneficiary is living or in existence at the time.

Contingent Owner – The person or entity, such as a trust or charity, you name who becomes the Policy Owner if you die before the Insured.

Current Scale of Non-Guaranteed Elements (“Current Scale”) – the Non-Guaranteed Elements that apply to the Policy in the then current and future Policy Years unless changed by us according to the Changes in Policy Cost Factors section of this Policy.

Death Benefit Proceeds – The amount we pay if the Insured dies while this Policy is In Force.

Declared Rate Policy Loan – A form of loan offered under this Policy for which a Declared Rate Policy Loan Account is created. Interest charges and credits are described in the Declared Rate Policy Loan Interest section.

Declared Rate Policy Loan Account – The portion of the Cash Value attributable to all Declared Rate Policy Loans taken under this Policy including Policy loan interest credited.

Directed Monthly Deductions – An election you can make to have deductions for monthly policy charges, including rider charges, deducted from a single Sub-Account in the Variable Account. If the selected investment option’s value is insufficient to cover the full monthly deduction, the remainder of the monthly deduction will be deducted as described in the Monthly Deductions section of the Policy.

Fixed Account – An account funded by our General Account and credited interest at rates determined by us periodically and declared in advance.

Floor Rate – A value used in determining the Index Segment Interest Rate. The Floor Rate is the minimum Index Segment Interest Rate applicable to an Index Segment Interest Period. A different Floor Rate may apply for each Index Segment Interest Period. The Guaranteed Minimum Floor Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

General Account – The General Account is made up of all of our assets other than those held in any Variable Account.

In Force – The insurance coverage is in effect.

Indebtedness – The amount you owe us due to an outstanding Policy loan balance, including principal and any unpaid Policy loan interest charged.

Indexed Interest Strategy – One or more allocation options funded by our General Account and credited with Index Segment Interest determined in arrears based on the performance of its Reference Index and the applicable calculation as stated in the Policy Specification Pages.

Index Segment(s) – A division of an Indexed Interest Strategy created by the allocation of Net Premium and/or allocation or transfer of Cash Value to an Indexed Interest Strategy on a Sweep Date.

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ICC20-NWLA-605	Page 4	[(09/2020)(001)]

Index Segment Interest – Interest credited to an Index Segment on Index Segment Interest Crediting Dates. Index Segment Interest is equal to the Index Segment Interest Rate multiplied by the Cash Value of an Index Segment on an Index Segment Interest Crediting Date.

Index Segment Interest Crediting Date(s) – Dates on which we credit Index Segment Interest to the Index Segments within an Indexed Interest Strategy. The Index Segment Interest Crediting Dates are stated in the Policy Specification Pages.

Index Segment Interest Period – The period of time between an Index Segment Start Date and the first Index Segment Interest Crediting Date for an Index Segment, or between two consecutive Index Segment Interest Crediting Dates for an Index Segment, as applicable.

Index Segment Interest Rate – A value, expressed as a percentage, based on the applicable Indexed Interest Strategy’s method of calculating Reference Index Performance Rate(s) and the Participation Rate, Cap Rate if applicable, Floor Rate, and Spread Rate if applicable, in effect for the Index Segment Interest Period. The method of calculating the Index Segment Interest Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

Index Segment Maturity Date – The scheduled end date of an Index Segment Term. The Index Segment Term applicable to Index Segments within a particular Indexed Interest Strategy is stated in the Policy Specification Pages.

Index Segment Maturity Value – The Cash Value of an Index Segment on its Index Segment Maturity Date, including any Index Segment Interest credited.

Index Segment Start Date – The Sweep Date on which an Index Segment is created.

Index Segment Term – The length of time an Index Segment is scheduled to exist. The Index Segment Term applicable to Index Segments within a particular Indexed Interest Strategy is stated in the Policy Specification Pages.

Initial Premium Investment Date – The later of the Policy Date or the date we receive at least the Minimum Initial Premium at our Home Office address stated on the face page of this Policy.

Insured – The person you name whose life is covered by this Policy. If the Insured dies while this Policy is In Force, the Death Benefit Proceeds become payable.

Investment Advisory Policy Loan – A form of loan offered under this Policy for which an Investment Advisory Policy Loan Account is created. Availability of Investment Advisory Policy Loans is described in the Investment Advisory Policy Loans section, and interest charges and credits are described in the Investment Advisory Policy Loan Interest section.

Investment Advisory Policy Loan Account – The portion of the Cash Value attributable to all Investment Advisory Policy Loans taken under this Policy including Policy loan interest credited.

Issue Age – A person’s age based on their birthday nearest the Policy Date. If a person’s last birthday is more than 182 days prior to the Policy Date, their nearest birthday is their next birthday. The Insured’s Issue Age is stated in the Policy Specification Pages.

Maturity Date – The Policy Anniversary on which the Insured reaches Attained Age 120.

Maturity Proceeds – The amount payable if this Policy is In Force on the Maturity Date and you request that the Maturity Date not be automatically extended. The Maturity Proceeds are equal to the Cash Surrender Value on the Maturity Date.

Minimum Initial Premium – The minimum amount of Premium required for coverage under this Policy to be put In Force.

Nationwide – Nationwide Life and Annuity Insurance Company. References to “we,” “our,” and “us” also mean Nationwide Life and Annuity Insurance Company.

Net Amount At Risk – A value used to calculate cost of insurance charges for the Policy. The method of determining the Net Amount At Risk varies based on the death benefit option in effect at the time of calculation as described in the Monthly Cost of Insurance Per $1,000 of Net Amount At Risk section of the Policy Charges and Deductions Provision.

Net Premium – The amount of each Premium that is available to be allocated to the Sub-Accounts of the Variable Account and the Indexed Interest Strategies. Net Premium is equal to a gross Premium paid, less any amount required to be deposited in the Fixed Account, less any Investment Advisory Policy Loan repayment, and less any percent of Premium charge.

No-Lapse Guarantee Monthly Premium – Dollar amounts used to calculate the Premium that must be paid to meet the requirements of the No-Lapse Guarantee Policy Continuation section. The No-Lapse Guarantee Monthly Premium is stated in the Policy Specification Pages.

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ICC20-NWLA-605	Page 5	[(09/2020)(001)]

No-Lapse Guarantee Period – The length of time during which the no-lapse guarantee feature of this Policy is available. The No-Lapse Guarantee Period is elected at the time of application and is stated in the Policy Specification Pages. You may not change the No-Lapse Guarantee Period on or after the Policy Date.

Non-Guaranteed Element(s) – Any fixed interest crediting and charged rates; Indexed Interest Strategy Participation Rates, Cap Rates or Spread Rates as applicable, and Floor Rates; other credits; Policy and rider charges; and Policy and rider charge rates, including tables of charge rates for future Policy Years; that are not guaranteed and may be changed by us after the Policy Date.

Participation Rate – A value used in determining the Index Segment Interest Rate. A different Participation Rate may apply for each Index Segment Interest Period. The Guaranteed Minimum Participation Rate for each Indexed Interest Strategy is stated in the Policy Specification Pages.

Pending Sweep Transactions – Cash Value being held in the Fixed Account, including attributable accrued interest, pending application to an Indexed Interest Strategy on the next applicable Sweep Date. Pending Sweep Transactions are tracked separately for each Indexed Interest Strategy.

Policy – The terms, conditions, benefits, and rights of the life insurance contract described in this document including the Policy Specification Pages.

Policy Anniversary – Each anniversary of the Policy Date. For any year in which such date does not exist (e.g. February 29th), the last day of the month will be the Policy Anniversary.

Policy Class – All policies of the same product and issuing company with insureds of the same sex, issue age, rate class, rate type, flat extra ratings, coverage amounts and death benefit option, level of premium paid, then current level of cash value and/or outstanding policy loan balance, In Force endorsements and rider elections, and elected optional policy features, whose policies have the same length of time since the policy’s issue date or effective date of a coverage increase.

Policy Date – The issue date of this Policy. It is the date this Policy takes effect subject to the payment of the Minimum Initial Premium stated in the Policy Specification Pages.

Policy Loan Account – The portion of the Cash Value attributable to all loans taken under this Policy including Policy loan interest credited. The Policy Loan Account is equal to the Declared Rate Policy Loan Account plus the Investment Advisory Policy Loan Account.

Policy Monthaversary – The same day of the month as the Policy Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, and 31st), the Policy Monthaversary will be the last day of that calendar month.

Policy Owner – The person or entity possessing all rights under this Policy while it is In Force. The Policy Owner is named on the application unless later changed. References to “you” or “your” also mean the Policy Owner.

Policy Specification Pages – The Policy Specification Pages contain detailed information about your Policy coverage.

Policy Year – Beginning with the Policy Date, each one-year period this Policy remains In Force.

Premium – Any payments you make into this Policy other than Policy loan repayments. The Minimum Initial Premium is stated in the Policy Specification Pages and will be required prior to this Policy taking effect.

Proof of Death – A certified copy of the death certificate. If no death certificate will be issued (e.g. missing person), such other lawful evidence and documentation as permits us to make a reasonable determination as to the fact of, date, cause, and manner of death.

Reference Index – One or more market indexes associated with an Indexed Interest Strategy. The change in value of a Reference Index during an Index Segment Interest Period is used in calculating the Reference Index Performance Rate. The Reference Index associated with an Indexed Interest Strategy is stated in the Policy Specification Pages.

Reference Index Performance Rate(s) – A value used to calculate Index Segment Interest. The Reference Index Performance Rate may be calculated differently for each Indexed Interest Strategy (e.g. monthly average, point-to-point, other). The method of calculating the Reference Index Performance Rate for a particular Indexed Interest Strategy is stated in the Policy Specification Pages.

Reference Index Value – The reported value of a Reference Index as of the close of business of the market on which it is based. For any date on which no value is reported for a Reference Index (e.g. the market on which it is based is closed), the last reported value of the Reference Index will be used.

SEC – The United States Securities and Exchange Commission or its successor.

Settlement – Payment of the Death Benefit Proceeds, Maturity Proceeds, or Cash Surrender Value.

Specified Amount – The dollar amount used to determine the death benefit of the Policy. It is stated in the Policy Specification Pages.

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ICC20-NWLA-605	Page 6	[(09/2020)(001)]

Spread Rate – A value used in determining the Index Segment Interest Rate for identified Indexed Interest Strategies. The actual Spread Rate applied may vary between Indexed Interest Strategies and for each Index Segment Interest Period. A Guaranteed Maximum Spread Rate is stated in the Policy Specification Pages for each Indexed Interest Strategy to which it applies.

State of Issue – The jurisdiction where this Policy has been issued for delivery. For purposes of this Policy, the term includes the District of Columbia, Puerto Rico and any state, territory, or possession of the United States of America.

Sub-Account – A division of the Variable Account corresponding to a different underlying investment option. Your initial Sub-Account allocations are listed on the Policy Specification Pages.

Surrender – A withdrawal of Cash Surrender Value from this Policy at your request. A complete Surrender will result in payment to you of any remaining Cash Surrender Value and will terminate all coverage under this Policy and any attached riders. When we refer to a “partial Surrender” it means a withdrawal of a portion of the Cash Surrender Value and does not by itself terminate this Policy.

Sweep Date(s) – The dates on which allocated Net Premium and/or transferred Cash Value are applied to an Indexed Interest Strategy to create a new Index Segment. The Guaranteed Sweep Date Frequency for the Indexed Interest Strategies is stated in the Policy Specification Pages.

Valuation Date – Each day the New York Stock Exchange and our Home Office are open for business, or any other day when there is enough trading in the Sub-Accounts of the Variable Account that the current net asset value of its Accumulation Units might change. Values of the Variable Account are determined as of the close of the New York Stock Exchange which generally closes at 4:00 pm Eastern Time, but may close earlier on certain days and as conditions warrant. If the required information for transactions you request has not been received by the time indicated on the date of your request, then the date used for valuation will be the next day the New York Stock Exchange and our Home Office is open for business.

Valuation Period – The interval of time between a Valuation Date and the next Valuation Date.

Variable Account – One of our separate investment accounts into which Premiums are allocated. We may offer more than one Variable Account under this Policy.

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ICC20-NWLA-605	Page 7	[(09/2020)(001)]

GENERAL POLICY PROVISION

Policy References and Headings

Unless the context requires otherwise, the following will apply to the references and headings in this Policy:

1.	singular references will also refer to the plural and plural references will also refer to the singular;

2.	when we refer to a “provision,” it means the entire contents under a main heading in this Policy; and

3.	when we refer to a “section,” it means the entire contents under a sub-heading within a provision.

Non-Participating

This Policy does not participate in our earnings or surplus and does not earn or pay dividends.

Entire Contract

The insurance provided by this Policy is in return for the application and for Premiums paid as required in this Policy. This Policy and a copy of any attached written application, including any attached written supplemental applications, together with any amendments, endorsements, or riders, make up the entire contract.

No statement will be used in defense of a claim under this Policy unless it is contained in a written application that is endorsed upon or attached to this Policy.

Applications

All statements in an application, in the absence of fraud, are considered representations and not warranties. In issuing this Policy, we have relied on the statements made in the application to be true and complete. Subject to the Incontestability section of this Policy, no such statement will be used to contest this Policy or deny a claim unless that statement is made in an application and is a misrepresentation that is material to our agreement to provide insurance.

In the case of reinstatement, the addition of benefits by rider, or requests for changes in underwriting classification, we rely on the statements made in the respective applications to be true and complete. Subject to the Incontestability section of this Policy, or an attached rider as applicable, no such statement shall be used to contest or deny a claim unless that statement is made in the application to reinstate, or add benefits, and is a misrepresentation material to our agreement to provide or reinstate coverage.

Changes in Policy Cost Factors

The Current Scale of Non-Guaranteed Elements is subject to change based on changes in our expectations as to future experience for Policy cost factors including, but not limited to:

1.	investment earnings and interest rates;

2.	mortality experience including, but not limited to, claims payments;

3.	persistency experience including, but not limited to, both lapse and premium;

4.	expenses including, but not limited to, reinsurance expenses; and/or 5. taxes.

Any review of our expectations for future experience for these Policy cost factors, other than for a change in an interest rate or in one or more Indexed Interest Strategy interest crediting formula parameters that are based entirely on changes in expected investment income for the investments associated with the Policy and interest rates and/or hedging costs as applicable, will be evaluated against the Current Scale in aggregate for a particular Policy Class. Any element of the Current Scale, including Current Scale charge rates for future Policy Years, may be adjusted regardless of the Policy cost factor for which future expectations have changed.

Any increase in a Current Scale charge or charge rate will not exceed the guaranteed maximum stated in the Policy Specification Pages. Any reduction of a Current Scale interest rate or Indexed Interest Strategy interest crediting formula parameter will not reduce the rate below the guaranteed minimum stated in the Policy Specification Pages.

Changes to the Current Scale percent of Sub-Account value charge rate, low cost Sub-Account fee charge rates, monthly per $1,000 of Specified Amount charge rate, monthly cost of insurance per $1,000 of Net Amount At Risk rates, interest rates credited to Cash Value, and the credited and charged interest rates on Policy loans will be on a uniform basis for a Policy Class.

Alteration or Modification

All changes or agreements related to this Policy must be on official forms signed by our President or Secretary. No agent of Nationwide, medical examiner, or other representative is authorized to accept risks, alter or modify contracts, or waive any of our rights or requirements.

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This Policy may be modified or superseded by applicable law. Other changes to this Policy may be made only if you and we agree. We will provide you with a copy of any amendment or endorsement or other document modifying this Policy.

Waiver

Our failure to enforce any provision of this Policy in one or more instances shall not be deemed, and may not be construed or relied upon, as a waiver of such provision. Nor shall any waiver or relinquishment of any right or power hereunder in any one or more instance be deemed, and may not be construed or relied upon, as a continuing waiver or relinquishment of that right or power at any other time or times.

Effective Date of Policy Coverage

The effective date of insurance coverage under this Policy is determined in the following manner:

1.	for insurance coverage applied for in the original application and approved by us, the effective date is the Policy Date subject to our receipt of the Minimum Initial Premium;

2.

for other additions to coverage, the effective date is the Policy Monthaversary on or next following the date we approve your supplemental application for insurance, unless you request and we approve a different date; and

3.

in the case of a reinstatement, the effective date is the Policy Monthaversary on or next following the date we approve your application for reinstatement and receive the required Premium, unless you request and we approve a different date.

Policy Termination

All coverage under this Policy will terminate when any of the following events occur:

1.	you request in writing to terminate coverage under this Policy;

2.	the Insured dies;

3.	you elect to receive the Maturity Proceeds on the Maturity Date;

4.	this Policy lapses at the end of a grace period, subject to the Reinstatement section; or

5.	you Surrender this Policy for its Cash Surrender Value.

Suicide

We will not pay the Death Benefit Proceeds normally payable on the Insured’s date of death if the Insured commits suicide, while sane or insane, within two years from:

1.	the Policy Date; or

2.	a reinstatement date.

In the case of items 1 and 2 above, we will pay an amount equal to all Premiums paid prior to the Insured’s death less any Indebtedness or partial Surrenders. If a return of Premium is being made under items 1 or 2, the total amount returned will not exceed the total Premium Paid minus any Indebtedness or partial Surrenders.

We reserve the right under this section to obtain evidence of the manner and cause of the Insured’s death.

Incontestability

We have the right to contest the validity of this Policy based on material misstatements made in the initial application. After this Policy has been In Force for two years from the Policy Date, we will not contest it, as issued on the Policy Date, for any reason except fraud, subject to state law.

We also have the right to contest the validity of any Policy change or reinstatement based on material misstatements made in any application for that change or reinstatement. After any amendment, endorsement, or rider requiring evidence of insurability has been In Force as part of the Policy for two years from its effective date or a reinstatement date, we will not contest it for any reason except fraud, subject to state law.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, payments and benefits under this Policy will be adjusted as follows:

1.

if the Insured is alive, all affected Policy values will be adjusted to reflect the monthly deductions and other charges using the correct age and sex of the Insured from the Policy Date to the date of correction. Future monthly deductions and charges will be based on the correct age and sex; or

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2.	if the Insured has died, we will adjust the death benefit. The death benefit will be adjusted according to the formula:

(a)	multiplied by (b); plus (c) where: (a) is the Net Amount At Risk on the date of the Insured’s death without adjustment for the correct age/sex;

(b)

is the ratio of the monthly cost of insurance deducted on the Policy Monthaversary immediately preceding the Insured’s death without adjustment for the correct age/sex and the monthly cost of insurance that would have been deducted using the correct age/sex on that same Policy Monthaversary; and

(c)	is the Cash Value on the date of the Insured’s death without adjustment for the correct age/sex.

Postponement of Payments

Variable Accounts

We have the right to suspend or delay the date of any Surrender, transfer, or Policy loan from the Variable Accounts for any period when:

1.	the New York Stock Exchange is closed;

2.	when trading on the New York Stock Exchange is restricted;

3.

when an emergency exists and as a result the disposal of securities in the Variable Accounts is not reasonably practicable or it is not reasonably practicable to fairly determine the value of the net assets in the Variable Accounts; or

4.	during any other period when the SEC by order permits a suspension of Surrender for the protection of security holders.

Rules and regulations of the SEC may govern as to whether certain conditions set forth in the preceding paragraphs exist.

General Account

We have the right to delay any Surrender, transfer, or Policy loan from the Fixed Account and/or Indexed Interest Strategies for a period not longer than six months after either is requested, except for any Policy loan made to pay Premium due for this Policy.

Assignment

You may be able to assign some or all of your rights under this Policy, except as restricted by applicable law or regulation. Assignments must be made in writing and signed by you. Assignments take effect as of the date signed, unless otherwise specified by you, subject to any payments made or actions taken by us before the assignment is recorded. An assignment will not be recorded until we have received sufficient and clear written direction from you on how rights under this Policy are to be divided.

We are not responsible for the validity or tax consequences of any assignment or for any payment or other Settlement made prior to our recording of the assignment.

Instructions

All elections, payment requests, claims, instructions, and/or communications to us must be sent to our Home Office stated on the face page of this Policy and received by us before we can take any action. No instructions are effective until received and recorded by us at our Home Office.

Unless we specify otherwise, all instructions under this Policy must be received in writing, signed and dated. Upon mutual agreement between you and us, we will consent to the acceptance of methods of electronic delivery of instructions such as electronic mail, facsimile, or other appropriate agreed upon formats.

For certain instructions, such as changes in named parties, authorization of third-parties to act on your behalf, requests to terminate coverage, requests for Surrender, requests for a Policy loan, requests to exchange this Policy for another plan of insurance, requests for Settlement, transfers among the Sub-Accounts of the Variable Account, allocation of future Net Premium, or claims for Death Benefit Proceeds, we may require that the request be completed on a form we provide.

We may require a signature guarantee from a member firm of a recognized domestic stock exchange or a financial institution that is a member of the Federal Deposit Insurance Corporation for Surrender, partial Surrender, Settlement, or change in ownership of this Policy.

Currency

Any money we pay, or that is paid to us, must be in the currency of the United States of America.

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Reports

While this Policy is In Force, we will send a report to your last known address at least once every year free of charge. The report will show the beginning and end dates of the report period, the Policy’s current Specified Amount, Cash Value, at the beginning and end of the report period, Cash Surrender Value at the end of the report period, amounts added to or deducted from the Cash Value during the report period, Death Benefit Proceeds at the end of the report period, and any outstanding Indebtedness at the end of the report period. The report will also include a notice informing the Policy Owner if the Policy’s Cash Surrender Value is such that it will not maintain the Policy In Force until the end of the next reporting period, and any other information required by federal and/or state laws and regulations.

Projection of Benefits and Values

We will provide a non-guaranteed projection of illustrative future benefits and values under this Policy at any time after the first Policy Anniversary upon your written request. One projection per Policy Year will be provided free of charge. A service fee may be assessed for additional projections requested during the same Policy Year. If a service fee is charged it will not exceed the Maximum Service Fee stated in the Policy Specification Pages. Refer to the Service Fee section for additional information.

Internal Revenue Code Life Insurance Qualification Test

This Policy has been designed to satisfy the definition of life insurance for federal income tax purposes under Section 7702 of the Internal Revenue Code, as amended. The life insurance qualification test elected at the time of application is stated in the Policy Specification Pages and will determine the minimum required death benefit and Premium limitations of this Policy. You may not change the life insurance qualification test on or after the Policy Date. We reserve the right to refuse any Premium or decline any change that we reasonably believe would cause your Policy to fail at any time to qualify as life insurance under the applicable tax law. This includes decreasing the Specified Amount, changing the death benefit option, and changing the amount of any requested partial Surrender. We also have the right to change your Policy or to make distributions from your Policy to the extent necessary for it to continue to qualify as life insurance. Any distributions under this section will be processed in the same order as described in the Monthly Deductions section of this Policy.

We do not give tax advice, and this section should not be construed to guarantee that your Policy will be treated as life insurance or that the tax treatment of life insurance will never be changed by future actions of any tax authority.

Modified Endowment Contracts

Certain policies may be or become Modified Endowment Contracts (MECs) under Section 7702A of the Internal Revenue Code, as amended. We will notify you if a requested action or Premium payment will result in your Policy becoming a MEC. We will only permit your Policy to become a MEC if you authorize it in writing. Otherwise, the requested action will be rejected and any Premium paid in excess of MEC limits will be refunded within sixty days after the end of the Policy Year, or, if there is a material change, contract year as defined by the Internal Revenue Code, in which it was received.

If your Policy becomes a MEC, you may have adverse income tax consequences if:

1.	you request and receive a full or partial Surrender after your Policy becomes a MEC;

2.	it is later exchanged into another policy;

3.	a loan is taken from the Policy;

4.	any portion of the Policy is assigned; or

5.	monthly cost of insurance charges for certain riders are deducted.

Nationwide and its representatives do not provide tax advice. Please consult your tax advisor to determine any tax implications.

Conformity with Interstate Insurance Product Regulation Commission Standards

This Policy was approved under the authority of the Interstate Insurance Product Regulation Commission and issued under the Commission standards. Any provision of this Policy that on the provision’s effective date is in conflict with the Interstate Insurance Product Regulation Commission standards for this product type is hereby amended to conform to the Interstate Insurance Product Regulation Commission standards for this product type as of the provision’s effective date.

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PARTIES AND INTERESTS IN THIS POLICY PROVISION

Nationwide

We are a stock life insurance company organized under the laws of the State of Ohio. In exchange for payment of Premium as required in this Policy, we provide certain benefits, including paying the Death Benefit Proceeds if the Insured dies while this Policy is In Force.

Policy Owner

You are the Policy Owner and may exercise all rights under this Policy while it is In Force. If you die before the Insured, your estate becomes the Policy Owner unless there is a named Contingent Owner or you have directed us otherwise.

You name the other parties with rights and interests in this Policy.

Unless otherwise provided on the Policy application or applicable change of ownership form, if there is more than one Policy Owner, all rights, title and interest in this life insurance Policy will be held jointly with right of survivorship and, all rights, title and interest of any Policy Owner who predeceases the Insured will vest in the surviving Policy Owner or jointly in the surviving Policy Owners, subject to the prior rights of all assignees. The signatures of all Policy Owners, or their legal representatives will be required on any written instructions to exercise Policy rights.

Contingent Owner

You may name a Contingent Owner of this Policy at any time while it is In Force. If you name a Contingent Owner, the Contingent Owner will become the Policy Owner if you die while the Policy is In Force.

The Insured

The Insured is the person upon whose life this Policy is issued. You may not change the Insured.

Beneficiary and Contingent Beneficiary

You may name one or more Beneficiaries and Contingent Beneficiaries. The right to receive payments under this Policy, including the Death Benefit Proceeds, is described in detail in the Policy Benefits and Values Provision. Unless you direct otherwise, the following will apply:

1.	if more than one Beneficiary survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds;

2.	if no Beneficiary survives the Insured and there is more than one Contingent Beneficiary that survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds; and

3.	if no Beneficiary or Contingent Beneficiary is named or none survives the Insured, then you or your estate is entitled to receive the Death Benefit Proceeds.

Changes of Named Parties and Interests

While this Policy is In Force, you may change the named Beneficiary, Contingent Beneficiary, and Contingent Owner, unless such party was designated irrevocable or as restricted by applicable law or regulation, by providing us proper notice in the proper format, as provided in the Instructions section of the General Policy Provision. A party designated as irrevocable may only be changed with that party’s written consent.

You may also change the Policy Owner, but in doing so you will relinquish all rights under this Policy to the new Policy Owner.

Any change of a party to this Policy will be effective as of the date the instruction is signed by you; however, we are not liable for any actions taken or payments made until the change is received and recorded at our Home Office stated on the face page of this Policy.

PREMIUM PAYMENT PROVISION

This Policy provides for flexible Premium payments. Premium payments may be greater or less than the Planned Premium Payment or No-Lapse Guarantee Monthly Premium stated in the Policy Specification Pages.

Payment of additional Premium is not required as long as the Cash Surrender Value is sufficient to cover all monthly deductions, including any monthly cost for elected optional riders, or the requirements of the No-Lapse Guarantee Policy Continuation section are met.

We reserve the right to require satisfactory evidence of insurability before accepting any Premium that would result in an increase of the Net Amount At Risk.

Payments of Premium are subject to the limitations under Section 7702 of the Internal Revenue Code, as amended. We will refuse or refund any Premium that will in our reasonable belief under applicable law would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code.

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Premium will no longer be accepted on or after the Policy Anniversary on which the Insured reaches Attained Age 120, except as necessary to keep the Policy In Force.

Initial Premium

The Minimum Initial Premium is stated in the Policy Specification Pages. It must be paid while the Insured is alive. Coverage under this Policy will not become effective until at least the Minimum Initial Premium is paid. If this Policy is in your possession and you have not paid at least the Minimum Initial Premium, your Policy is not In Force.

The actual initial Premium you pay may be, but is not required to be, greater than the Minimum Initial Premium, subject to the limits described above. The initial Premium is applied on the Initial Premium Investment Date. Any due and unpaid monthly deductions between the Policy Date and the Initial Premium Investment Date will be subtracted from the Cash Value at this time. You may pay the initial Premium to us in advance at our Home Office stated on the face page of this Policy or to our authorized agent or representative.

Additional Premium

Payments of Premium after the initial Premium must be at least the Minimum Additional Premium stated in the Policy Specification Pages and may be paid at any time while this Policy is In Force, subject to the limits described above. We may increase the Minimum Additional Premium amount upon providing you ninety days written notice. We reserve the right to refuse Premium that would increase the Net Amount At Risk. All Premium after the initial Premium is payable at our Home Office stated on the face page of this Policy.

Planned Premium

Your planned Premium payment and planned Premium payment frequency are selected by you and tell us the amount of Premium you intend to pay, and how frequently. The Initial Planned Premium Payment and Initial Planned Premium Payment Frequency selected by you at the time of application are stated in the Policy Specification Pages. You may change the amount and frequency of Premium payments at any time after the first Policy Monthaversary, but those changes will not be reflected in your Policy Specification Pages.

You are not required to pay the planned Premium payment and your Policy may lapse even if you do; however, failure to pay Premium as planned may increase the possibility of Policy lapse.

POLICY CHARGES AND DEDUCTIONS PROVISION

In this provision, we describe all charges we may assess under this Policy. Each charge may include a margin for overall expenses, profit, and the required reserve associated with this Policy.

After the Policy Date, Current Scale charges and charge rates are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the Current Scale charges and charge rates will never exceed your Policy’s guaranteed maximum charges and charge rates. The guaranteed maximum charges or charge rates used to determine the Policy charges and any applicable guaranteed maximum duration are stated in the Policy Specification Pages.

Current Scale charge rates may be expressed as a table and include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases. Those charge rates expressed as a table that include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases are not changes to charge rates as described in the Changes in Policy Cost Factors section of this Policy. The Current Scale, including tables of the Current Scale for future Policy Years, is available upon request according to the terms of the Projection of Benefits and Values section of this Policy.

The Current Scale Policy charges and charge rates and guaranteed maximum Policy charges and charge rates may be affected by changes to this Policy, including Specified Amount decreases, rider additions or deletions, partial Surrenders resulting in Specified Amount decreases, rate type, and death benefit option changes. The new Policy charges and charge rates will apply from the effective date of any change to the Policy. Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage and any applicable changes to the guaranteed maximum Policy charges and charge rates.

Percent of Premium Charge

We deduct a percent of Premium charge for any Premiums in excess of the No-Lapse Guarantee Annual Premium for this Policy. For any Policy Year, the No-Lapse Guarantee Annual Premium is equal to the No-Lapse Guarantee Monthly Premium in effect at the beginning of that Policy Year multiplied by twelve. The No-Lapse Guarantee Annual Premium is recalculated on each Policy Anniversary.

The percent of Premium charge is calculated by multiplying the dollar amount of Premium received in excess of the No-Lapse Guarantee Annual Premium for that Policy Year by the applicable percent of Premium charge rate.

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The percent of Premium charge rate assessed to the Policy is equal to the amount assessed for premium taxes by state or other government entities. Therefore, the percent of Premium charge rate for the Policy may vary based upon your state of residence. The applicable percent of Premium charge rate is determined at the time a Premium payment is processed.

The percent of Premium charge rate is subject to change only if (i) the premium tax rate applicable in your state of residence should change, or (ii) your state of residence changes. After a Premium payment is processed, Nationwide will not retroactively adjust the percent of Premium charge. Any change to the percent of Premium charge rate will be applied on a uniform basis for Insureds with the same state of residence. However, the percent of Premium charge will never exceed the Guaranteed Maximum Percent of Premium Charge Rate stated in the Policy Specification Pages.

Monthly Deductions

The following is a list of the charges deducted from the Cash Value of your Policy on the Policy Date, or Initial Premium Investment Date, and each Policy Monthaversary thereafter while this Policy is In Force. If the first Premium is paid after the Policy Date, we will deduct an amount equal to the monthly deductions due on the Policy Date and each Policy Monthaversary between the Policy Date and the Initial Premium Investment Date on the Initial Premium Investment Date. If a Policy Monthaversary occurs on a date other than a Valuation Date, any charges described in the sections below normally taken on a Policy Monthaversary will be taken on the next Valuation Date.

The monthly deduction for each Policy Monthaversary will be the sum of:

1.	Sub-Account charges, including:

a.	the percent of Sub-Account value charge; and

b.	the low cost Sub-Account fee, if applicable; and

2.	Coverage charges, including:

a.	the monthly cost of insurance per $1,000 of Net Amount At Risk charge;

b.	the monthly per $1,000 of Specified Amount charge; and

c.	the monthly cost of any elected optional riders.

The charges listed in items 1a, 1b, 2a and 2b above are detailed in this section. The monthly charges for item 2c, any elected optional riders, are described in the rider form.

For the coverage charges, monthly deductions will be taken in the following order:

1.	first from the Fixed Account, not including any Pending Sweep Transactions, until exhausted; then

2.	proportionally from the Pending Sweep Transactions until exhausted; then

3.

from the Index Segment Maturity Value of any Index Segments the Index Segment Maturity Dates of which coincide with date of the monthly deduction, successively until they are exhausted in the order for Indexed Interest Strategies stated in the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then

4.	proportionally from the Sub-Accounts until exhausted; then

5.	from the Indexed Interest Strategies in the order stated in the Indexed Interest Strategy Options section of the Policy Specification Pages if more than one Indexed Interest Strategy is offered; and

6.

within an Indexed Interest Strategy, first from the most recently created Index Segment until it is exhausted, then the next most recently created Index Segment, successively until all Index Segments of that Indexed Interest Strategy are exhausted.

During the No-Lapse Guarantee Period, Directed Monthly Deductions are not available for the coverage charges. For the Sub-Account charges, the percent of Sub-Account value charge is only deducted from Cash Value allocated to the Variable Account and is deducted proportionally from each Sub-Account in which you are invested, unless Directed Monthly Deductions are elected. The low cost Sub-Account fee, if applicable, is deducted from Cash Value allocated to any Sub-Accounts that impose a low cost Sub-Account fee, and is deducted from the Sub-Account that imposes the low cost Sub-Account fee, unless Directed Monthly Deductions are elected. If Directed Monthly Deductions are elected, and the selected investment option’s value is insufficient to cover the full monthly deduction, the remainder of the monthly deduction for the Sub-Account charges will be deducted proportionally from the Cash Value in the Sub-Accounts.

Amounts deducted from an Index Segment during an Index Segment Interest Period to pay monthly deductions and other Policy charges will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts deducted from an Index Segment on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

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Sub-Account Charges

Percent of Sub-Account Value Charge

This charge is calculated by multiplying Cash Value in the Variable Account by the applicable percent of Sub-Account value charge rate.

The Current Scale percent of Sub-Account value charge rate may vary by the amount of Cash Value allocated to the Sub-Accounts in the Variable Account and the length of time the Policy has been In Force.

The Current Scale percent of Sub-Account value charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section. However, Current Scale percent of Sub-Account value charge rates will never exceed the Guaranteed Percent of Sub-Account Value Charge Rate stated in the Policy Specification Pages.

Low Cost Sub-Account Fee

For allocations to certain Sub-Accounts, we deduct a low cost Sub-Account fee. The low cost Sub-Account fee is assessed on allocations to Sub-Accounts that invest in underlying mutual funds that do not pay Nationwide mutual fund service fee payments, which compensate us for promoting, marketing, and administering the Policy and the underlying mutual funds. To the extent that any low cost Sub-Account fees collected exceed actual expenses associated with promoting, marketing, and administering the Policy, we may realize a profit from this fee.

The low cost Sub-Account fee is calculated by multiplying the Cash Value in any Sub-Accounts that impose a low cost Sub-Account fee by the applicable low cost Sub-Account fee charge rate. The low cost Sub-Account fee charge rate may vary by Sub-Account.

The determination of which Sub-Accounts impose a low cost Sub-Account fee and the Current Scale low cost Sub-Account fee charge rate is made by us in our sole discretion and is subject to change as described in the Changes in Policy Cost Factors section. However, the Current Scale low cost Sub-Account fee charge rates will never exceed the Guaranteed Maximum Low Cost Sub-Account Fee Charge Rate stated in the Policy Specification Pages. Nationwide may add, change, or remove a low cost Sub-Account fee from any Sub-Account at its sole discretion upon providing notice to the Policy Owner. In the event Nationwide determines to add a low cost Sub-Account fee to an existing Sub-Account, Nationwide will not impose the low cost Sub-Account fee on existing allocations to that Sub-Account.

Coverage Charges

Monthly Cost of Insurance Per $1,000 of Net Amount At Risk Charge

The monthly cost of insurance per $1,000 of Net Amount At Risk charge is calculated by multiplying the Net Amount At Risk by the applicable cost of insurance rate and dividing the result by $1,000. A description of how the Net Amount At Risk is calculated is provided in the Net Amount At Risk section.

The monthly cost of insurance per $1,000 of Net Amount At Risk charge rates may vary by the Insured’s Issue Age, Attained Age, sex, the rate class, rate type and any monthly flat extra rating for the death benefit option in effect, Cash Value, length of time the Policy is In Force, and the base Policy’s total Specified Amount at the time the charge is assessed.

Current Scale monthly cost of insurance per $1,000 of Net Amount At Risk charge rates are determined by us. Current Scale monthly cost of insurance rates may be expressed as a table and include charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases. Current Scale monthly cost of insurance rates expressed as a table that includes charge rates for future Policy Years that generally increase as the Insured’s Attained Age increases are not changes to the Current Scale as described in the Changes in Policy Cost Factors section of this Policy. A table of Current Scale monthly cost of insurance charge rates for future Policy Years is available upon request according to the terms of the Projection of Benefits and Values section of this Policy. Current Scale monthly cost of insurance rates are also subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, Current Scale monthly cost of insurance rates will never exceed the maximum rates stated in a Table of Guaranteed Maximum Monthly Cost of Insurance Rates Per $1,000 of Net Amount At Risk in the Policy Specification Pages.

Net Amount At Risk

On any Policy Monthaversary, the Net Amount At Risk is the death benefit minus the Cash Value on that Policy Monthaversary before deduction of the Policy and rider monthly cost of insurance charges based on Net Amount At Risk, but after deduction of monthly charges for any other riders and any other charges. On any other day, the Net Amount At Risk is the death benefit minus the Cash Value.

For purposes of calculating the Net Amount At Risk:

1.	the death benefit is determined as if the Insured had died on the date of calculation;

2.	the Cash Value will be attributed to the base Policy’s Specified Amount.

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Monthly Per $1,000 of Specified Amount Charge

The monthly per $1,000 of Specified Amount charge is calculated by multiplying the original Specified Amount by the applicable rate determined by us, divided by $1,000. Decreasing the Specified Amount will not decrease the applicable monthly per $1,000 of Specified Amount charge.

The monthly per $1,000 of Specified Amount charge rates may vary by the length of time since the Policy Date, the Insured’s Issue Age, sex, rate class, rate type and any monthly flat extra rating, death benefit option in effect, and the base Policy’s total Specified Amount.

Current Scale monthly per $1,000 of Specified Amount charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, Current Scale monthly per $1,000 of Specified Amount charge rates will never exceed the applicable Guaranteed Maximum Monthly Per $1,000 of Specified Amount Charge Rates stated in the Policy Specification Pages.

Policy Loan Interest Charge

Loan interest is charged on Indebtedness. Loan interest charged for Declared Rate Policy Loans and Investment Advisory Policy Loans is transferred from the unloaned portion of the Cash Value to the corresponding Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account in the same order as described in the Processing a Declared Rate Policy Loan or Investment Advisory Policy Loan section. Current Scale loan interest charged rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, Current Scale loan interest charged rates for Declared Rate Policy Loans will never exceed the Guaranteed Maximum Declared Rate Policy Loan Interest Charged Rate stated in the Policy Specification Pages, and for Investment Advisory Policy Loans will never exceed the Guaranteed Maximum Investment Advisory Policy Loan Interest Charged Rate also stated in the Policy Specification Pages.

Indexed Interest Strategy Charge

We may assess a charge at the time an Index Segment is created in an Indexed Interest Strategy. If assessed, the Indexed Interest Strategy charge is calculated by multiplying the dollar amount of Cash Value being applied to the Indexed Interest Strategy by the applicable Indexed Interest Strategy charge rate. The charge will be deducted from the Net Premium or Cash Value being applied to the Index Segment.

Indexed Interest Strategy charge rates may vary by Indexed Interest Strategy and date on which an Index Segment was created.

Current Scale Indexed Interest Strategy charge rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, Current Scale Indexed Interest Strategy charge rates will never exceed the Guaranteed Maximum Indexed Interest Strategy Charge Rate stated in the Policy Specification Pages.

Partial Surrender Fee

We may assess a partial Surrender fee. If assessed, the partial Surrender fee will be deducted from the partial Surrender amount requested. Partial Surrender fees are determined by us. However, any partial Surrender fee assessed will not exceed the Maximum Partial Surrender Fee stated in the Policy Specification Pages.

Service Fees

We may assess a fee to cover the administrative cost of providing services including but not limited to processing duplicate Policy requests, Policy loans, and requests for projections of benefits and values, statements, and reports. Service fees must be paid at the time the service is requested, they will not be deducted from the Policy. Service fees are determined by us. However, any service fee will not exceed the Maximum Service Fee stated in the Policy Specification Pages.

POLICY COVERAGE, POLICY CONTINUATION, GRACE PERIOD, LAPSE AND REINSTATEMENT PROVISION

Policy Coverage

This Policy remains In Force as long as the Cash Surrender Value on a Policy Monthaversary is sufficient to cover the monthly deductions and other charges we assess. Otherwise, your Policy will lapse, subject to the Policy Continuation section and the Grace Period section.

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ICC20-NWLA-605	Page 16	[(09/2020)(001)]

Policy Continuation

Insurance coverage under your Policy and any benefits provided by any elected optional riders will be continued In Force as long as one of the following conditions is met:

1.	the Cash Surrender Value of your Policy on each Policy Monthaversary is sufficient to pay the charges listed in the Monthly Deduction section of the Policy Charges and Deductions Provision;

2.	the requirements of the No-Lapse Guarantee Policy Continuation section is met; or

3.	the Policy is in a grace period.

If Premium payments are not made and the requirements of 1 or 2 above are not met, your Policy will enter a grace period. If the Premium requirements described in the Grace Period section are not met during the grace period, your Policy will lapse and all coverage will end, subject to the Reinstatement section.

This section will not continue your Policy beyond the Maturity Date, date of a lapse, nor continue any rider beyond the date of its termination, as provided in such rider.

No-Lapse Guarantee Policy Continuation

If the Cash Surrender Value of your Policy is not sufficient to pay the monthly deductions described in the Policy Charges and Deductions Provision on any Policy Monthaversary, your Policy will not enter a grace period or lapse if the following requirements are met:

1.	the Policy is within the No-Lapse Guarantee Period; and

2.	(a) is greater than or equal to (b) where:

(a)	is the sum of all Premiums paid to date; minus

i.	any partial Surrenders, including any partial Surrender fees;

ii.	any returned Premium;

iii.	and any Indebtedness; and

(b)

is the sum of the No-Lapse Guarantee Monthly Premium in effect for each respective month completed since the Policy Date through the current Policy Monthaversary, including any grace period and period of lapse.

If (a) is less than (b), or the No-Lapse Guarantee Period has ended, the benefit provided under this section is not in effect and will not prevent this Policy from entering a grace period or lapsing.

The No-Lapse Guarantee Monthly Premium may be affected by changes in your Policy. A new No-Lapse Guarantee Monthly Premium will apply from the effective date of certain changes to this Policy including requested rider additions. However, the No-Lapse Guarantee Monthly Premium is not changed for Specified Amount decreases, rider terminations or coverage decreases, partial Surrenders, or death benefit option changes resulting in Specified Amount decreases. Changes to the Policy do not cause the No-Lapse Guarantee Period to begin again.

You are not required to make any scheduled Premium payments. However, your Policy may lapse if you do not pay sufficient Premium to cover the monthly deductions and other Policy charges or meet the requirements of this section.

If your Policy is being kept In Force by this No-Lapse Guarantee Policy Continuation section, the Cash Surrender Value may become negative. It may grow more negative over time as monthly deductions continue to be accrued. As a consequence, the Cash Surrender Value at the end of the No-Lapse Guarantee Period may be insufficient to keep the Policy In Force unless additional Premium is paid.

If your Policy lapses during the No-Lapse Guarantee Period and is subsequently reinstated, the No-Lapse Guarantee Policy Continuation feature will also be reinstated, but only if the reinstatement occurs within the No-Lapse Guarantee Period.

Grace Period

If the Cash Surrender Value on a Policy Monthaversary is not sufficient to cover the current monthly deduction and other charges described in the Policy Charges and Deductions Provision, and the requirements of the No-Lapse Guarantee Policy Continuation section are not met, this Policy will enter a grace period.

When this Policy enters a grace period, we will send a notice to your last known address and any assignee of record informing you of the Policy’s lapse pending status and the amount of Premium you must pay to keep this Policy In Force. If your Policy enters a grace period during the No-Lapse Guarantee Period, the lapse pending notice we send you will include the Premium amount required to maintain your Policy under the No-Lapse Guarantee Policy Continuation section as well as the amount required by the Grace Period section.

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ICC20-NWLA-605	Page 17	[(09/2020)(001)]

You may prevent this Policy from lapsing by paying:

1.	the lessor of:

a.

Premium, net of any percent of Premium charge, sufficient to pay the monthly deductions and other Policy charges due during the grace period, plus any amount necessary to increase the Cash Surrender Value to zero; or

b.	during the No-Lapse Guarantee Period, Premium sufficient to meet the requirements of the No-Lapse Guarantee Policy Continuation section; plus

2.	Premium projected to keep the Policy In Force for three additional months.

A grace period will last sixty-one days from the date we mail you the notice. At least thirty days prior to the end of a grace period, we will send a second reminder notice. During the grace period, this Policy will continue In Force. You will have the entire grace period to pay the required Premium. Payments submitted by U.S. mail must be postmarked within the grace period.

If the Insured dies during a grace period, we will pay the Death Benefit Proceeds, subject to the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision.

Lapse

If you do not pay at least the required Premium payment amount by the end of a grace period, this Policy will lapse. When a lapse occurs, all coverage under this Policy and any elected optional riders will terminate, subject to the Reinstatement section.

Reinstatement

If your Policy lapses at the end of a grace period, it may be reinstated subject to all of the following:

1.	it has not been surrendered for its Cash Surrender Value;

2.	the reinstatement request is in writing and received by us within three years after the end of the most recent grace period and prior to the Maturity Date;

3.	we may require you to provide new evidence of insurability satisfactory to us that the Insured is insurable in the same rate class and rate type as when the Policy was issued;

4.

you repay or reinstate any Indebtedness against your Policy that existed at the end of the grace period. Indebtedness may only be reinstated as a Declared Rate Policy Loan regardless of the type of Policy loan that existed at the time of Policy lapse. No interest will be charged on any Indebtedness during the period of Lapse;

5.	your Policy either:

a.	is reinstated during the No-Lapse Guarantee Period and you pay the lesser of:

i.	the amount of Premium required to satisfy the No-Lapse Guarantee Policy Continuation section up to and including the reinstatement date; and

ii.

Premium, net of any percent of Premium charge, sufficient to pay the Policy charges and deductions due and unpaid during the most recent grace period, plus Premium, net of any percent of Premium charge, sufficient to pay the monthly deductions due on the reinstatement date, plus any additional amounts needed to increase the Cash Surrender Value, minus any Indebtedness, to zero; or

b.

is reinstated after the No-Lapse Guarantee Period and you pay Premium, net of any percent of Premium charge, sufficient to pay the Policy charges and deductions due and unpaid during the most recent grace period, plus Premium, net of any percent of Premium charge, sufficient to pay the monthly deductions due on the reinstatement date, plus any additional amounts needed to increase the Cash Surrender Value, minus any Indebtedness, to zero; and

6.

in addition to the Premium payment required by item 5, and any other charges due, you pay Premium, net of any percent of Premium charge, projected to keep the Policy In Force for three months from the date of reinstatement.

You may, but are not required to, pay more than the minimum Premium amount required for reinstatement. Unless you request otherwise, all amounts will be allocated based on your most recent allocation instructions in effect at the time of Lapse.

The effective date of a reinstated Policy will be the Policy Monthaversary on or next following the date we approve the application for reinstatement and receive the required Premium.

When your Policy is reinstated, a new two-year contestable period will apply with respect to statements you make in the application for reinstatement. After this Policy is In Force for two years from a reinstatement date, we will not contest it for any reason, except for fraud in the procurement of the reinstated Policy when permitted by applicable law in the State of Issue. The Suicide section will apply for a period that shall not exceed two years from the day of reinstatement.

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ICC20-NWLA-605	Page 18	[(09/2020)(001)]

The Cash Value on the date of reinstatement, but prior to applying any Premium or Policy loan repayments, will equal the lesser of:

1.	the Cash Value at the end of the most recent grace period; or

2.	the amount of any reinstated Indebtedness at the end of the grace period.

All reinstated Cash Value in excess of reinstated Indebtedness attributable to reinstated Policy loans is treated as Premium, except that no percent of Premium charge will be deducted. Cash Value equal to any reinstated Indebtedness will be applied to the Declared Rate Policy Loan Account.

Current charges and charges past due from the most recent grace period will be deducted upon application of the Premium paid to reinstate your Policy. No interest will be charged on any Indebtedness during the period of lapse.

VARIABLE ACCOUNT PROVISION

About the Variable Account

We may make one or more Variable Accounts available under this Policy.

We established the Variable Account as a segregated investment account under the laws of the State of Ohio. The assets of the Variable Account are our property, but are not charged with the liabilities from any of our other businesses. We maintain assets that are at least equal to the reserves and other liabilities of the Variable Account and we may transfer assets exceeding the reserves and other liabilities of the Variable Account to our General Account. Variable Account assets shall be used to fund only variable policy benefits. Although assets in the Variable Account are our property, we are obligated under this Policy to make payments to you.

Income, gains and losses of the Variable Account reflect its own investment experience and not ours.

The Sub-Accounts

The Variable Account may be divided into one or more Sub-Accounts. The available Sub-Accounts as of the Policy Date are listed in the Policy Specification Pages. The Sub-Accounts invest in various underlying investment options. The underlying investment options typically include registered mutual funds but may include other types of investment options permitted by the Variable Account and applicable law.

Underlying investment options available in the Variable Account are not publicly traded investment options or mutual funds, but we may offer publicly traded funds in certain contexts as long as it does not have an adverse impact on the tax treatment of this Policy.

You may allocate Net Premium to any of the available Sub-Accounts, but you will be subject to any terms or conditions established by the corresponding underlying investment option in which the Sub-Account invests.

Cash Value in the Variable Account

The Cash Value of this Policy attributable to your interest in the Variable Account, is determined on each Valuation Date.

The Cash Value of this Policy attributable to the Variable Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the Sub-Accounts minus monthly deductions and other Policy charges we assess.

The Cash Value of this Policy attributable to the Variable Account on each subsequent Valuation Date is equal to the number of Accumulation Units of each Sub-Account owned under your Policy on the current Valuation Date multiplied by each Sub-Account’s Accumulation Unit value.

Number of Accumulation Units

The number of Accumulation Units owned in a Sub-Account under your Policy is determined as follows:

1.	the number of Accumulation Units owned in the Sub-Account on the preceding Valuation Date; plus

2.	any Accumulation Units purchased by Net Premium or transfers of Cash Value to the Sub-Account on the current Valuation Date; minus

3.	any Accumulation Units cancelled by Surrenders or transfers out of the Sub-Account on the current Valuation Date; minus

4.	any Accumulation Units cancelled by monthly deductions and other charges that are due on the current Valuation Date and assessed against the Sub-Account.

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ICC20-NWLA-605	Page 19	[(09/2020)(001)]

The number of Accumulation Units purchased or cancelled on a Valuation Date is determined by:

1.	taking the dollar value of the purchase or cancellation; and

2.	dividing it by the Accumulation Unit value of the Sub-Account on that Valuation Date.

Accumulation Units of a Sub-Account are purchased on a given Valuation Date by Net Premium allocations or transfers of Cash Value into the Sub-Account. Accumulation Units of a Sub-Account on a given Valuation Date are cancelled by any Surrenders, Policy loans, and or transfers to other Sub-Accounts, Indexed Interest Strategies, the Fixed Account as Pending Sweep Transactions, or monthly deductions and other charges described in the Policy Charges and Deductions Provision.

Determining the Accumulation Unit Value of a Sub-Account

Charges assessed by the underlying investment options are deducted each Valuation Date from their net asset value before calculating the Accumulation Unit value.

When a Sub-Account is established, the Accumulation Unit value is initially set at $10 per unit. The Accumulation Unit value of the Sub-Account fluctuates based on the investment performance of the corresponding underlying investment option. Investment experience is not tied to the number of Accumulation Units, but the value of the Accumulation Units.

On each day after a Sub-Account is established, the investment performance of a Sub-Account is determined by the net investment factor. The net investment factor is calculated as follows:

1.

the net asset value of the underlying investment option corresponding to the Sub-Account, plus any dividend or income distributions made by such underlying investment option plus or minus any per share charge for taxes reserved as determined by us based on the operation of the Sub-Account, for the current Valuation Date; divided by

2.

the net asset value of the underlying investment option determined as of the preceding Valuation Date. When the net investment factor is multiplied by the preceding Valuation Date’s Accumulation Unit value, the result is the current Valuation Date’s Accumulation Unit value. If the net investment factor is greater than one, the Accumulation Unit value increases. If the net investment factor is less than one, the Accumulation Unit value decreases.

Substitution of Securities

If an underlying investment option is no longer available for investment by the Variable Account or if, in the judgment of our management, further investment in such underlying investment option would be inappropriate in view of the purposes of this Policy, we may substitute another underlying investment option for an underlying investment option already purchased or to be purchased in the future under this Policy.

In the event of a substitution or change, we may make changes to this Policy and other policies of this class as may be necessary to reflect the substitution or change. Nothing contained in this Policy will prevent the Variable Account from purchasing other securities for other series or classes of policies or from effecting a conversion between series or classes of contracts on the basis of requests made individually by owners of such policies.

Changes of Investment Policy

We may materially change the investment policy of a Variable Account. If changes are made to the investment policy of a Variable Account, we will first seek any required approval from the SEC, the Ohio Department of Insurance, and the Department of Insurance of the State of Issue and provide you with any required notice of the change.

GENERAL ACCOUNT PROVISION

This Policy includes two types of interest crediting options funded by our General Account, the Fixed Account and one or more Indexed Interest Strategies.

The Cash Value of this Policy attributable to the General Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the Indexed Interest Strategies, plus amounts deposited in the Fixed Account, and minus any monthly deductions and other Policy charges assessed.

The Fixed Account

The Fixed Account is available as a holding account for deposits of required amounts to satisfy monthly deductions for coverage charges during the No-Lapse Guarantee Period.

During the No-Lapse Guarantee Period, before any Net Premium is allocated according to your allocation instructions, Premium paid up to the No-Lapse Guarantee Annual Premium (as described in the Percent of Premium Charge section) for that Policy Year is automatically allocated to the Fixed Account. In addition, for any Premium payment that is received within twenty-three days prior to a Policy Anniversary, Premium paid up to the No-Lapse Guarantee Annual Premium for the next Policy Year will also be automatically allocated to the Fixed Account before any Net Premium is allocated according to your allocation instructions.

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ICC20-NWLA-605	Page 20	[(09/2020)(001)]

The Fixed Account is not otherwise available for allocations of Net Premium or for transfers of Cash Value, other than transfers to the Fixed Account as a Pending Sweep Transaction.

Determining the Fixed Account Value

The Cash Value in the Fixed Account on each Valuation Date is equal to:

1.	the Cash Value in the Fixed Account on the preceding Valuation Date; plus

2.	any interest credited to the Fixed Account during the current Valuation Period; plus

3.	any amounts deposited in the Fixed Account and/or Cash Value transferred to the Fixed Account as a Pending Sweep Transaction during the current Valuation Period; minus

4.	any Pending Sweep Transactions transferred from the Fixed Account during the current Valuation Period; minus

5.	the portion of any monthly deductions which are due and charged to the Fixed Account during the current Valuation Period; minus

6.	any partial Surrender amounts allocated to the Fixed Account during the current Valuation Period; minus

7.	any interest credited to the Fixed Account that is transferred to an elected Sub-Account during the current Valuation Period, as described in this section.

Any Cash Value in the Fixed Account will be credited interest daily, based on the Fixed Account interest crediting rate. Current Scale Fixed Account interest crediting rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the Current Scale Fixed Account interest crediting rate will never be lower than the Fixed Account’s Guaranteed Minimum Interest Crediting Rate stated in the Policy Specification Pages. Interest in excess of the guaranteed minimum rate may be credited. The Current Scale interest rate in effect at the time of a deposit to the Fixed Account will be guaranteed through the end of the calendar quarter in which it was made. Thereafter, any excess interest rates declared will be guaranteed for the following three months.

On each Policy Anniversary, any remaining interest credited to the Fixed Account will be transferred to the single Sub-Account in the Variable Account that you elect. If no election is made, or if the selected investment option is no longer available for new allocations, such amounts will be applied and held in a money market Sub-Account until new instructions are received.

The Indexed Interest Strategies

Determining the Indexed Interest Strategies Value

The value of the Indexed Interest Strategies is zero unless some or all of the Net Premium is allocated to and/or Cash Value is transferred to an Indexed Interest Strategy on a Sweep Date to create a new Index Segment within that Indexed Interest Strategy, subject to the Allocations and Transfers Provision. The Guaranteed Sweep Date Frequency is stated in the Policy Specification Pages. We may offer more frequent Sweep Dates, and the Sweep Date Frequency can be different for each Indexed Interest Strategy.

Any Net Premium allocated and/or Cash Value transferred to an Index Segment will be credited applicable Index Segment Interest on its Index Segment Interest Crediting Dates. The Reference Index, Guaranteed Minimum Participation Rate, Guaranteed Minimum Cap Rate if applicable, Guaranteed Minimum Floor Rate, Guaranteed Maximum Spread Rate if applicable, Index Segment Interest Crediting Dates, and method of calculating Index Segment Interest associated with the Indexed Interest Strategy to which an Index Segment belongs are stated in the Policy Specification Pages.

Each Index Segment will have its own Current Scale Participation Rate, Cap Rate if applicable, Floor Rate, and Spread Rate if applicable, in effect for each Index Segment Interest Period during the Index Segment Term. The Current Scale rates applicable to an Index Segment are determined by us and may vary based on market conditions and our costs associated with guaranteeing these Current Scale rates for an Index Segment Interest Period. These Current Scale rates are also subject to change for new Index Segments as described in the Changes in Policy Cost Factors section of this Policy. However, these Current Scale rates will never be higher or lower than the applicable guaranteed maximum or minimum rates stated in the Policy Specification Pages. Information regarding upcoming Sweep Dates, current Participation Rates, Cap Rates if applicable, Floor Rates, and Spread Rates if applicable, are available upon request using our contact information on the face page of this Policy.

On each day the Cash Value of the Indexed Interest Strategies is equal to:

1.	the Cash Value in the Index Segments of each Indexed Interest Strategy on the Valuation Date; plus

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ICC20-NWLA-605	Page 21	[(09/2020)(001)]

2.	any Index Segment Interest credited to the Index Segments at the applicable rate during the current Valuation Period; plus

3.	any Net Premiums or other amounts allocated or transferred to the Indexed Interest Strategies during the current Valuation Period; minus

4.	any Indexed Interest Strategy charge assessed during the current Valuation Period; minus

5.	any amounts transferred from the Index Segments to the Declared Rate Policy Loan Account and Investment Advisory Policy Loan Account during the current Valuation Period; minus

6.	any monthly deductions and other charges that are due and deducted from the Index Segments during the current Valuation Period; minus

7.	any partial Surrender taken from the Index Segments during the current Valuation Period.

Amounts withdrawn, deducted, or transferred from an Index Segment during an Index Segment Interest Period: for full or partial Surrenders; to pay monthly deductions or other Policy charges; or to the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account (including due and unpaid Policy loan interest charged), will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts withdrawn on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

Discontinuation of an Index Due to Unavailability or Substantial Change

We may discontinue any Reference Index that becomes unavailable (e.g. is no longer published), or the calculation of which is substantially changed. If this occurs, we may substitute a comparable Reference Index subject to approval by the Interstate Insurance Product Regulation Commission, or its successor. Before a substitute Reference Index is used, we will provide written notification to the Policy Owner and any assignee.

However, where an Indexed Interest Strategy utilizes more than one Reference Index, we may adjust the method of calculating Index Segment Interest as described in the Policy Specification Pages rather than substituting a comparable index.

Indexed Interest Strategy Availability

From time to time, Nationwide may offer new Indexed Interest Strategies. The Reference Index, Guaranteed Minimum Participation Rate, Guaranteed Minimum Cap Rate, Guaranteed Minimum Floor Rate, Index Segment Interest Crediting Dates, and method of calculating Index Segment Interest associated with the Indexed Interest Strategy to which an Index Segment belongs will be stated in reissued Policy Specification Pages.

We may also close one or more of the Indexed Interest Strategies to allocations of Net Premium, Policy loan repayments, reallocations of Index Segment Maturity Value, and transfers from the Sub-Accounts in the Variable Account at any time. Any existing Index Segments in a closed Indexed Interest Strategy will be permitted to continue until the end of the applicable Index Segment Term. Before an Indexed Interest Strategy is closed, we will provide written notification to you and any assignee.

If an Indexed Interest Strategy becomes unavailable, any Pending Sweep Transactions, Net Premium allocations, or Index Segment Maturity Value that would otherwise be applied to the unavailable Indexed Interest Strategy, will not be applied but instead will be held in a money market Sub-Account until new instructions are received.

ALLOCATIONS AND TRANSFERS PROVISION

In addition to allocating your Net Premium to one or more Sub-Accounts in the Variable Account, you may also direct all or part of your Net Premium into one or more Indexed Interest Strategies, subject to the conditions described in the Allocations and Transfers Provision.

Allocation and transfer instructions must be stated in non-fractional percentages, for example, 10% but not 10.4%. Allocations among the Sub-Accounts in the Variable Account and/or the Indexed Interest Strategies, must add up to 100%.

Allocations

Generally

You may allocate Net Premium to one or more Sub-Accounts in the Variable Account and to one or more of the Indexed Interest Strategies, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy.

You may change how future Net Premium will be allocated at any time while this Policy is In Force by notifying us in writing at our Home Office.

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ICC20-NWLA-605	Page 22	[(09/2020)(001)]

Indexed Interest Strategies

Net Premium allocated to the Indexed Interest Strategies will be applied to the Fixed Account as a Pending Sweep Transaction on the day on which it is received. On the applicable Sweep Date, Pending Sweep Transactions minus any monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account, will be transferred to the Indexed Interest Strategies according to the instructions in effect when the Premium was received, unless changed by any transfer requests received in the meantime.

Transfers

Right to Transfer Cash Value

You may transfer Cash Value to and from the Sub-Accounts in the Variable Account without penalty, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy. Cash Value may also be transferred to the Indexed Interest Strategies; however, transfers out of the Indexed Interest Strategies are not permitted. Our failure to exercise our rights, or to take action in any one or more instances, with respect to these restrictions under this section are not a waiver of our rights.

Transfers to the Indexed Interest Strategies

Cash Value transferred to the Indexed Interest Strategies will be applied to the Fixed Account as a Pending Sweep Transaction on the day on which it is received. On the applicable Sweep Date, Pending Sweep Transactions minus any monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account, will be transferred to the Indexed Interest Strategies according to the instructions in effect when the transfer was requested, unless changed by any transfer requests received in the meantime.

Index Segment Maturity Value

On Index Segment Maturity Dates, the Index Segment Maturity Value in excess of any amount required to satisfy monthly deductions and other Policy charges assessed, partial Surrenders, and/or amounts transferred to the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account, will be transferred to Sub-Accounts in the Variable Account and/or the Indexed Interest Strategies according to your then current instructions for Index Segment Maturity Value, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy. You may change your instructions for future transfers of Index Segment Maturity Value at any time while this Policy is In Force by notifying us in writing at our Home Office.

If you have not provided specific instructions for transfer of Index Segment Maturity Value, it will be applied to create a new Index Segment in the same Indexed Interest Strategy from which it matured.

Allocation and Transfer Restrictions

Variable Account Restrictions

Generally, we permit transfers of Cash Value among the Sub-Accounts in the Variable Account to be executed once per Valuation Date, but there are certain transfer restrictions or fees that may be imposed by the underlying investment options to which you will be subject.

We may refuse, limit or restrict transfer requests, or take any other reasonable action we deem necessary with regard to certain Sub-Accounts in the Variable Account to protect all of our Policy Owners from the negative impact of short-term trading strategies or other harmful investment practices that damage the performance of the underlying investment options. We may restrict your transaction requests if you, or a third-party acting on your behalf, are engaged in such a practice or strategy.

Our failure to take action in any one or more instances with respect to the preceding restrictions is not, nor is it to be construed or deemed as, a further or continuing waiver of its right to enforce them.

Some underlying mutual funds require Nationwide to stop accepting daily transfer requests prior to the close of the New York Stock Exchange. Transfer requests involving Sub-Accounts that invest in these underlying mutual funds will receive the Accumulation Unit value next determined at the end of the current Valuation Period if the request and all necessary information is not received by Nationwide prior to the applicable cut-off times. All transfer requests received by Nationwide at or after the applicable cut-off time will receive the Accumulation Unit value next determined at the end of the following Valuation Period.

Fixed Account Restrictions

The Fixed Account is not available for allocations of Net Premium or for transfers of Cash Value. The Fixed Account is only available for the following:

1.	deposits of required amounts as described in The Fixed Account section;

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ICC20-NWLA-605	Page 23	[(09/2020)(001)]

2.	Net Premium allocated to the Indexed Interest Strategies, or Cash Value transferred to the Indexed Interest Strategies, that is applied to the Fixed Account as a Pending Sweep Transaction; and

3.	as a holding account as described in the Policy Maturity Date Extension section.

Indexed Interest Strategy Restrictions

Transfers from the Indexed Interest Strategies

Requested transfers from the Indexed Interest Strategies to the Sub-Accounts in the Variable Account are not permitted, except on an Index Segment Maturity Date. In addition, Nationwide reserves the right to restrict the transfer of Index Segment Maturity Value out of the Indexed Interest Strategies. Nationwide will notify the policy owner of any such transfer restriction prior to the Sweep Date or start of a new Index Segment.

Transfers from Pending Sweep Transactions

You may change your instructions for, or transfer, Pending Sweep Transaction amounts at any time prior to the end of business on the applicable Sweep Date.

POLICY BENEFITS AND VALUES PROVISION

Nonforfeiture

The Cash Surrender Value, Declared Rate Policy Loan Account, Investment Advisory Policy Loan Account, or any other values available under this Policy are not less than the minimum values and benefits required by or pursuant to the NAIC Variable Life Insurance Regulation, model #270 using Actuarial Guideline XXIV. The Cash Surrender Value, Declared Rate Policy Loan Account, Investment Advisory Policy Loan Account, or any other values available under this Policy at any time other than on a Policy Anniversary, will be calculated with allowance for time from the last Policy Anniversary.

The insurance coverage provided by this Policy and any optional riders you elect are subject to the claims paying ability of our General Account.

Basis of Computations

A detailed statement of the method we use to compute Cash Surrender Values under your Policy has been filed with the Interstate Insurance Product Regulation Commission.

Complete Surrender

This Policy may be Surrendered for its Cash Surrender Value at any time prior to the Insured’s death. All coverage under this Policy and any elected rider ends on the date we receive your written Surrender request.

To request a complete Surrender, you must submit a written request for Surrender, on a form we provide, to our Home Office stated on the face page of this Policy. The date of Surrender will be the date we receive your written request. We may require your Policy to be sent to us for endorsement before we pay the full Cash Surrender Value. We will determine the Cash Surrender Value as of the Valuation Date on or next following the date of Surrender. The Cash Surrender Value will be paid in cash or according to a Settlement option you elect.

Amounts Surrendered from an Index Segment during an Index Segment Interest Period will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts Surrendered from an Index Segment on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

The Cash Surrender Value will be paid in cash or according to a Settlement option you elect. We reserve the right to defer the payment of the Cash Surrender Value as described in the Postponement of Payments section.

Partial Surrenders

A partial Surrender may be taken at any time after the first Policy Year while this Policy is In Force. You must submit your request for a partial Surrender in writing on a form we provide. We may also require that this Policy be sent to us for endorsement.

We reserve the right to limit the number of partial Surrenders in a Policy Year to one. We reserve the right to deduct a fee from the partial Surrender amount. The Maximum Partial Surrender Fee is stated in the Policy Specification Pages. The effective date of any partial Surrender will be the date we approve your request. We reserve the right to defer the payment of a partial Surrender as described in the Postponement of Payments section.

Unless you request processing from a single Sub-Account in the Variable Account, when a partial Surrender is taken we will reduce the Cash Value, including any fee, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	proportionally from the Pending Sweep Transactions until exhausted; then

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ICC20-NWLA-605	Page 24	[(09/2020)(001)]

3.

from the Index Segment Maturity Value of any Index Segments the Index Segment Maturity Dates of which coincide with date of the partial Surrender, successively until they are exhausted in the order for Indexed Interest Strategies stated in the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then

4.	from the Indexed Interest Strategies in the order stated in the Indexed Interest Strategy Options section of the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then

5.

within an Indexed Interest Strategy, first from the most recently created Index Segment until it is exhausted, then the next most recently created Index Segment, successively until all Index Segments of that Indexed Interest Strategy are exhausted; and

6.	from the Fixed Account, not including any Pending Sweep Transactions.

If you elect processing from a single Sub-Account in the Variable Account and its value is insufficient to cover the requested partial Surrender amount, the remainder of the partial Surrender will be processed as described above.

Amounts Surrendered from an Index Segment during an Index Segment Interest Period will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts Surrendered from an Index Segment on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

We will also reduce the Specified Amount by the amount necessary to prevent an increase in the Net Amount At Risk. However, the Specified Amount reduction will not be greater than the partial Surrender amount. Any such decrease will reduce insurance coverage provided by the Specified Amount in effect on the Policy Date.

The amount of any partial Surrender is subject to the following conditions:

1.	the Minimum Partial Surrender amount permitted is stated in the Policy Specification Pages;

2.	during all Policy Years, the maximum partial Surrender amount permitted is the Cash Surrender Value minus the greater of $500 or the sum of the next three monthly deductions;

3.

during Policy Years two through ten, the sum of all partial Surrenders in a Policy Year is further limited to a maximum of 20% of the Cash Surrender Value as of the beginning of that Policy Year. For purposes of this limit, the Cash Surrender Value will be determined prior to the application of any payments and deduction of any charges;

4.	a partial Surrender may not reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages; and

5.

a partial Surrender will not be permitted if, in our reasonable belief, it would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code at any time.

Policy Loans

This Policy offers two loan types, Declared Rate Policy Loans and Investment Advisory Policy Loans (either type may be individually referred to in this Policy as a “loan” or “Policy loan”, or together as “Policy loans”).

You may request a loan at any time while your Policy is In Force. You must submit a written request to our Home Office on a form we provide. The loan will be made upon the sole security of the Policy and proper assignment of your Policy to us as collateral. We have the right to defer making a Policy loan as described in the Postponement of Payments section. The Policy loan date is the date we process your loan request.

Taking Policy loans, whether Declared Rate Policy Loans or Investment Advisory Policy Loans, may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse.

Declared Rate Policy Loans

Requests for Declared Rate Policy Loans are subject to the restrictions described in this section. Any loan established as the result of an exchange into the Policy under Section 1035 of the Internal Revenue Code, as amended, will be a Declared Rate Policy Loan.

Investment Advisory Policy Loans

In addition to Declared Rate Policy Loans, this Policy offers Investment Advisory Policy Loans, which are a form of loan that is limited to loans taken to pay (i) investment advisory fees for this Policy as agreed upon by you and your investment adviser, or (ii) other fees as agreed upon by you for other Policy administrative services. The fees for these services are specified in your respective account agreements and are separate from and in addition to the fees and charges described in this Policy. Taking Investment Advisory Policy Loans to pay investment advisory fees or other fees for Policy administrative services will reduce Policy values, may result in adverse tax consequences, and may increase the likelihood that your Policy will lapse.

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ICC20-NWLA-605	Page 25	[(09/2020)(001)]

In order to enroll and begin taking Investment Advisory Policy Loans, the investment adviser and Policy Owner must provide written authorization to Nationwide on a form we provide. Once Investment Advisory Policy Loans are initiated, we will automatically process the Investment Advisory Policy Loans at the elected frequency until such authorization is terminated. We reserve the right to limit the frequencies available for election.

For the first Policy Year, Investment Advisory Policy Loans cannot exceed the Maximum Annual Investment Advisory Policy Loan Allowance Percentage multiplied by the Adjusted Cash Value on the Policy Date. The Maximum Annual Investment Advisory Policy Loan Allowance Percentage is stated in the Policy Specification Pages. For any Policy Year thereafter, Investment Advisory Policy Loans cannot exceed the Maximum Annual Investment Advisory Policy Loan Allowance Percentage multiplied by the Adjusted Cash Value on the last Policy Anniversary.

We reserve the right to stop offering Investment Advisory Policy Loans at any time. Subject to the Policy Maturity Date Extension section of this Policy, any existing Indebtedness due to Investment Advisory Policy Loans will be permitted to remain in effect until that Indebtedness is repaid or the Policy terminates. We will notify you in writing if we stop offering Investment Advisory Policy Loans.

If the Policy lapses while an Investment Advisory Policy Loan is outstanding, any reinstated Indebtedness will be reinstated as a Declared Rate Policy Loan.

Maximum and Minimum Loans and Indebtedness

The Minimum Declared Rate Policy Loan Amount is stated in the Policy Specification Pages. There is no minimum loan amount for Investment Advisory Policy Loans. However, for any Policy Year, Investment Advisory Policy Loans are subject to an annual maximum amount as described above.

We will not permit any Policy loan that results in total Indebtedness, as of the date a Policy loan is requested, that is greater than:

1.	90% of the Cash Value attributable to the Sub-Accounts; plus

2.	100% of the Cash Value attributable to the Indexed Interest Strategies; plus

3.	100% of the Cash Value in the Declared Rate Policy Loan Account; plus

4.	100% of the Cash Value in the Investment Advisory Policy Loan Account.

Processing a Declared Rate Policy Loan or Investment Advisory Policy Loan

If a requested Policy loan meets the requirements described in this section, Indebtedness is created. Unless you request transfer from a single Sub-Account in the Variable Account, the requested Policy loan amount will be transferred into the corresponding Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account, in the following order:

1.	first proportionally from the Sub-Accounts until exhausted; then

2.	proportionally from the Pending Sweep Transactions until exhausted; then

3.

from the Index Segment Maturity Value of any Index Segments the Index Segment Maturity Dates of which coincide with date of the Policy loan, successively until they are exhausted in the order for Indexed Interest Strategies stated in the Policy Specification Pages if more than one Indexed Interest Strategy is offered; then

4.	from the Indexed Interest Strategies in the order stated in the Indexed Interest Strategy Options section of the Policy Specification Pages if more than one Indexed Interest Strategy is offered; and

5.

within an Indexed Interest Strategy, first from the most recently created Index Segment until it is exhausted, then the next most recently created Index Segment, successively until all Index Segments of that Indexed Interest Strategy are exhausted; and

6.	from the Fixed Account, not including any Pending Sweep Transactions.

If you elect transfer from a single Sub-Account in the Variable Account and its value is insufficient to cover the requested Policy loan amount, the remainder of the Policy loan will be transferred as described above.

Amounts transferred from an Index Segment to the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account (including due and unpaid loan interest charged), during an Index Segment Interest Period will not receive any Index Segment Interest for that Index Segment Interest Period, or any thereafter. Amounts transferred on an Interest Segment Interest Crediting Date will receive Index Segment Interest for the Index Segment Interest Period that ends on that day, but will not receive Index Segment Interest for any subsequent Index Segment Interest Period.

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ICC20-NWLA-605	Page 26	[(09/2020)(001)]

Cash Value in the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account

There is no Cash Value in the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account unless you take a Declared Rate Policy Loan or Investment Advisory Policy Loan. When a Declared Rate Policy Loan or Investment Advisory Policy Loan is taken, the Cash Value in the corresponding Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account on the date of the Policy loan is equal to the amount of the Policy loan. On each subsequent Valuation Date, the Cash Value in the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account is equal to:

1.	the Cash Value in the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account on the preceding Valuation Date; plus

2.	any interest credited during the current Valuation Period; plus

3.

any amount transferred to the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account due to additional Policy loans and any due and unpaid loan interest during the current Valuation Period; minus

4.	Policy loan repayments made during the current Valuation Period; minus

5.

the amount of credited interest transferred from the Declared Rate Policy Loan Account or Investment Advisory Policy Loan Account to the Variable Account and/or an Indexed Interest Strategy during the current Valuation Period.

Declared Rate Policy Loan Interest

Current Scale Declared Rate Policy Loan interest rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the rates will never be lower than the Guaranteed Minimum Declared Rate Policy Loan Interest Credited Rate or higher than the Guaranteed Maximum Declared Rate Policy Loan Interest Charged Rate stated in the Policy Specification Pages.

Declared Rate Policy Loan interest credited and Declared Rate Policy Loan interest charged accrue daily at their respective current rates and become due whenever any of the following events occur:

1.	a Policy Anniversary;

2.	at the time a subsequent Declared Rate Policy Loan is requested and made;

3.	at the time of a Declared Rate Policy Loan repayment;

4.	at the time of a Policy lapse;

5.	at the time of complete Surrender; or

6.	upon the death of the Insured.

Whenever one of the above events occurs, an amount equal to the accrued Declared Rate Policy Loan interest credited is transferred from the Declared Rate Policy Loan Account to the Variable Account and/or Indexed Interest Strategies based on your then current instructions for the allocation of Net Premium. At the same time, an amount equal to the accrued Declared Rate Policy Loan interest charged is transferred from the unloaned portion of the Cash Value to the Declared Rate Policy Loan Account in the same order described in the Processing a Declared Rate Policy Loan or Investment Advisory Policy Loan section.

Investment Advisory Policy Loan Interest

Current Scale Investment Advisory Policy Loan interest rates are determined by us and are subject to change as described in the Changes in Policy Cost Factors section of this Policy. However, the rates will never be lower than the Guaranteed Minimum Investment Advisory Policy Loan Interest Credited Rate or higher than the Guaranteed Maximum Investment Advisory Policy Loan Interest Charged Rate stated in the Policy Specification Pages.

Investment Advisory Policy Loan interest credited and Investment Advisory Policy Loan interest charged accrue daily at their respective current rates and become due whenever any of the following events occur:

1.	a Policy Anniversary;

2.	at the time a subsequent Investment Advisory Policy Loan is requested and made;

3.	at the time of an Investment Advisory Policy Loan repayment;

4.	at the time of a Policy lapse;

5.	at the time of complete Surrender; or

6.	upon the death of the Insured.

Whenever one of the above events occurs, an amount equal to the accrued Investment Advisory Policy Loan interest credited is transferred from the Investment Advisory Policy Loan Account to the Variable Account and/or Indexed Interest Strategies based on your then current instructions for the allocation of Net Premium. At the same time, an amount equal to the accrued Investment Advisory Policy Loan interest charged is transferred from the unloaned portion of the Cash Value to the Investment Advisory Policy Loan Account in the same order described in the Processing a Declared Rate Policy Loan or Investment Advisory Policy Loan section.

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ICC20-NWLA-605	Page 27	[(09/2020)(001)]

Loan Repayment

All or part of the Indebtedness may be repaid to us at any time while this Policy is In Force. If you enroll and take Investment Advisory Policy Loans, you authorize us that any payment submitted will first be applied as an Investment Advisory Policy Loan repayment, and any excess will be treated as Premium payment. Any payment, or excess after repayment of any Investment Advisory Policy Loans, intended as a Declared Rate Policy Loan repayment rather than a Premium payment, must be identified as such. Each Policy loan repayment must be at least equal to the lesser of the Minimum Policy Loan Repayment stated in the Policy Specification Pages or the current Indebtedness.

If any Indebtedness is not repaid by the earlier of the date of the Insured’s death or the Maturity Date, we will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds by the amount of the Indebtedness.

Any Indebtedness existing at the end of a grace period may not be repaid unless and until this Policy is reinstated.

Policy loan repayments will be allocated according to your then current instructions for Net Premium, subject to the restrictions described in the Allocation and Transfer Restrictions section of this Policy. Any Policy loan repayment amount in excess of Indebtedness will be applied as a Premium payment.

Excessive Indebtedness

If on any Policy Monthaversary, the total Indebtedness ever equals or exceeds the Cash Value, your Policy may lapse subject to the Policy Continuation, Grace Period, Lapse, and Reinstatement Provision. If your Policy enters a grace period due to excessive Indebtedness, we will send the lapse notice described in the Grace Period section.

Effect of Loan

Since the amount you borrow is transferred from a Sub-Account and/or the Indexed Interest Strategies, any Policy loan, whether a Declared Rate Policy Loan or an Investment Advisory Policy Loan, will have a permanent effect on any death benefit and Cash Surrender Value of this Policy. The effect may be favorable or unfavorable. This is true whether you repay the Policy loan or not. If not repaid, Indebtedness will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds.

Please see the Policy Loan Interest Charge section of the Policy Charges and Deductions Provision for a description of the charge to you for the services we render in administering a loan under this Policy.

Policy Owner Services

Asset Rebalancing

You may elect the asset rebalancing program on a form we provide. If this program is elected, Cash Value will automatically be rebalanced among the elected Sub-Accounts at the elected frequency. We reserve the right to limit the number of Sub-Accounts and frequencies available for election. Transfers as a result of this program do not count against any trade limit restrictions imposed.

Cash Value in the Fixed Account and Indexed Interest Strategies is not eligible for asset rebalancing and assets may not be rebalanced into the Fixed Account or Indexed Interest Strategies. Asset rebalancing will have no effect on the allocation of future Premium.

We reserve the right to modify, suspend, or discontinue offering automatic asset rebalancing programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Dollar Cost Averaging

You may elect the dollar cost averaging program on a form we provide. If this program is elected, the elected dollar amount, subject to the Minimum Required Dollar Cost Averaging Transfer Amount stated in the Policy Specification Pages, will be transferred on a monthly basis from the elected originating investment option to the elected Sub-Accounts and/or Indexed Interest Strategies specified on the election form. Transfers as a result of this program do not count against any trade limit restrictions imposed.

The Fixed Account and Indexed Interest Strategies are not available as originating investment options.

Transfers will be processed until you instruct us in writing to cancel the program or the amount permitted to be transferred from the elected originating investment option is exhausted subject to the Transfers section of this Policy.

You may submit requested transfers while a dollar cost averaging program is in effect. The requested transfer instructions will be processed prior to the dollar cost averaging program instructions which may result in termination of the dollar cost averaging program.

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ICC20-NWLA-605	Page 28	[(09/2020)(001)]

You may change your allocation instructions for Net Premium while a dollar cost averaging program is in effect. Dollar cost averaging is a long-term investment program that provides for regular, level investments over time. We make no guarantees that dollar cost averaging will result in positive investment experience in the Variable Account or any Index Segment Interest.

We reserve the right to modify, suspend, or discontinue offering dollar cost averaging programs at any time upon providing you with written notice. You will be permitted to continue any program already in effect.

Automated Income Monitor

Automated Income Monitor is an optional systematic partial Surrender and/or Declared Rate Policy Loan program. This program is only available to Policies that are not Modified Endowment Contracts (“MECs”).

Taking partial Surrenders and/or Policy loans may result in adverse tax consequences, will reduce Policy values, and may increase the likelihood your Policy will lapse. Before requesting an Automated Income Monitor program, please consult with your financial and tax advisors.

You may elect the Automated Income Monitor program on a form we provide, if your Policy is not a MEC. At the time you request an application for the program, we will provide you with an illustration of the proposed income stream and impacts to the Cash Value, Cash Surrender Value, and death benefit based on your elections. You must submit this illustration along with your election form.

We will automatically process partial Surrenders and/or Declared Rate Policy Loans based on your elections until the program is terminated.

After the program has been elected, we will provide an updated illustration on each Policy Anniversary to assist you in determining whether to continue, modify, or discontinue the elected program based on your goals. You may request modification or termination of the Automated Income Monitor program at any time by written request.

Investment Advisory Policy Loans continue to be available after electing the Automated Income Monitor program.

The Automated Income Monitor program is subject to all of the following conditions:

1.	you authorize us to make scheduled payments via Declared Rate Policy Loan when:

a.	your Policy’s cost basis, as defined by the Internal Revenue Code, is reduced to zero;

b.	a partial Surrender within the first fifteen Policy Years would be a taxable event; or

c.	to prevent this Policy from becoming a MEC;

2.

partial Surrenders and Declared Rate Policy Loans taken under the program are subject to the same terms and conditions as other partial Surrenders and Declared Rate Policy Loans described in this Policy; and

3.	while the program is in effect, no Premium payment reminder notices will be sent, unless you request otherwise.

The Automated Income Monitor program will terminate upon the earliest of the following:

1.	our receipt of your written request to terminate participation;

2.	at the time this Policy enters a grace period or terminates for any reason;

3.	at the time of a requested partial Surrender or Declared Rate Policy Loan outside the program;

4.	upon a change of Policy Owner;

5.	a Rider that restricts partial Surrenders and/or Policy loans is invoked or begins providing benefits;

6.	on any Policy Anniversary when the illustration we provide produces a payment amount or duration of zero based on your then current payment elections;

7.	for income based on a fixed duration, at the end of the period you specify at the time of election;

8.	at any time the scheduled partial Surrender or Policy loan would cause this Policy to fail to qualify as life insurance under Section 7702 of the Internal Revenue Code, as amended; or

9.	your Policy’s Maturity Date.

We reserve the right to modify, suspend, or discontinue offering Automated Income Monitor programs at any time upon providing you with written notice.

The Death Benefit

This Policy provides a death benefit upon the Insured’s death while this Policy is In Force.

You may elect one of the two death benefit options detailed below. If you do not elect a death benefit option in the application, your Policy will be issued with Death Benefit Option 1. You may change the death benefit option as provided in the Change of Death Benefit Option section. The death benefit is determined based on the death benefit option in effect on the date of the Insured’s death. The death benefit option currently in effect is stated in the Policy Specification Pages.

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ICC20-NWLA-605	Page 29	[(09/2020)(001)]

Death Benefit Option 1 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Insured’s death; or

2.

the Cash Value on the date of the Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at the Insured’s Attained Age on the date of the Insured’s death.

Death Benefit Option 2 – Under this option, the death benefit will be the greater of:

1.	the Specified Amount in effect on the date of the Insured’s death plus the Cash Value; or

2.

the Cash Value on the date of the Insured’s death multiplied by the applicable percentage from the Internal Revenue Code Life Insurance Qualification Test Table stated in the Policy Specification Pages at the Insured’s Attained Age on the date of the Insured’s death.

Changes to Insurance Coverage

You may request a change of death benefit option and Specified Amount decreases to your Policy. Any such changes are subject to the following conditions in addition to the conditions stated in the applicable sub-section below:

1.	your Policy must be In Force;

2.	you must submit a written request on a form we provide;

3.	no change may be requested during the first Policy Year;

4.	no change will take effect unless the Cash Surrender Value, after the change, is sufficient to keep your Policy In Force for at least three months;

5.

the effective date of any change under this section will be the Policy Monthaversary on or next following the date we approve the request for change, unless you request and we approve a different date; and

6.	any requested change under this section is subject to our approval.

Revised Policy Specification Pages will be issued reflecting any of these changes to insurance coverage.

Change of Death Benefit Option

Requests to change your death benefit option are subject to the following additional conditions:

1.	you may only change the death benefit option once each Policy Year;

2.

unless you request otherwise and we approve, subject to evidence of insurability and underwriting, we will adjust the Specified Amount so that the Net Amount At Risk does not change due to the death benefit option change as follows:

a.	if the change is from Death Benefit Option 1 to Death Benefit Option 2, the Specified Amount will be decreased by the amount of the Cash Value on the date the change becomes effective;

b.	if the change is from Death Benefit Option 2 to Death Benefit Option 1, the Specified Amount will be increased by the amount of the Cash Value on the date the change becomes effective.;

3.

any change of death benefit option that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code at any time will be rejected; and

4.	no change of death benefit option will be permitted after the Insured reaches Attained Age 120.

Specified Amount Increases and Decreases

Requests to increase the Specified Amount are not permitted.

Requests to decrease your Specified Amount are subject to the following additional conditions:

1.	we reserve the right to limit the number of Specified Amount decreases to one per Policy Year;

2.

once we approve a decrease, it takes effect on the Policy Monthaversary on or next following the date we process your request to decrease the Specified Amount, unless you request and we approve a different date;

3.

the amount of the decrease must be at least equal to the Minimum Specified Amount Decrease stated in the Policy Specification Pages. We may change the minimum amount for your Policy upon ninety days written notice of such change to the Policy Owner;

4.

any decrease that would reduce the Specified Amount below the Minimum Specified Amount stated in the Policy Specification Pages or, in our reasonable belief under applicable law based on Premiums already paid, would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code at any time will be rejected;

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ICC20-NWLA-605	Page 30	[(09/2020)(001)]

5.	decreases in the Specified Amount may result in a decrease in the coverage provided by any elected optional riders; and

6.	we reserve the right to discontinue Specified Amount decreases at any time.

Decreasing the Specified Amount will not decrease the applicable monthly per $1,000 of Specified Amount charge.

Death Benefit Proceeds

We will pay the Death Benefit Proceeds according to the Policy Settlement section when we receive and record Proof of Death for the Insured while this Policy was In Force, and any other information we may reasonably require. The Death Benefit Proceeds that become payable if the Insured dies while this Policy is In Force are equal to:

1.	the death benefit provided by the death benefit option in effect on the date of the Insured’s death; plus

2.	any death benefit provided by rider for which the requirements are met; minus

3.	any Indebtedness; minus

4.	if this Policy is in a grace period on the date of the Insured’s death, the lesser of:

a.	any due and unpaid monthly deductions and other Policy or rider charges; or

b.	an amount equal to Premium sufficient to meet the requirements of the No-Lapse Guarantee Policy Continuation section, if applicable.

We will pay the Death Benefit Proceeds as described in the Beneficiary and Contingent Beneficiary section of this Policy. The manner in which the Death Benefit Proceeds will be paid is described in the Policy Settlement section.

Interest on the resulting amount will be paid from the date of the Insured’s death to the date the Death Benefit Proceeds are paid. Interest will accrue at the rate or rates applicable to the Policy for funds left on deposit. In determining the effective annual rate or rates, we will use the rate in effect on the date of the Insured’s death.

Interest will accrue at the effective annual rate determined above, plus additional interest is payable at a rate of 10% annually beginning with the date that is thirty-one calendar days from the latest of (1), (2), and (3) to the date the claim is paid, where:

1.	is the date that due Proof of Death is received by us;

2.	is the date Nationwide receives sufficient information to determine its liability, the extent of the liability and the appropriate payee legally entitled to the proceeds; and

3.

is the date that legal impediments to payment of proceeds that depend on the action of parties other than Nationwide are resolved and sufficient evidence of the same is provided to us. Legal impediments to payment include, but are not limited to (a) the establishment of guardianships and conservatorships; (b) the appointment and qualification of trustees, executors and administrators; and (c) the submission of information required to satisfy state and/or federal reporting requirements.

The Death Benefit Proceeds are subject to adjustment as described in the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision.

Policy Maturity Proceeds

If the Insured is alive and this Policy is In Force on the Maturity Date, you may elect to have the Maturity Proceeds, if any, paid to you according to the Policy Settlement section or elect to extend the Maturity Date. If we do not receive an election from you, the Maturity Date will automatically be extended subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

Policy Maturity Date Extension

If the Insured is alive and your Policy is in force on the Maturity Date, the Maturity Date will automatically be extended until the date of the Insured’s death unless you specify otherwise, subject to continued compliance with Section 7702 of the Internal Revenue Code, as amended.

This Policy may not qualify as life insurance under federal tax law after the Insured reaches Attained Age 120. Extending the Maturity Date may result in adverse tax consequences. You should consult a tax advisor before the Maturity Date of your Policy is extended.

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ICC20-NWLA-605	Page 31	[(09/2020)(001)]

When the Maturity Date is extended, the following will apply:

1.	the Specified Amount will be set equal to the Specified Amount in effect at the Insured’s Attained Age 85, reduced by the following:

a.	any decrease to the Specified Amount after the Insured’s Attained Age 85; and

b.

an adjustment for partial Surrenders taken after the Insured’s Attained Age 85. The amount of the adjustment varies based on the death benefit option and the Insured’s Attained Age, and is defined within the following chart:

	Insured’s Attained Age
	86-90	91 and Older
Death Benefit Option 1	Amount this Policy’s base Specified Amount is reduced due to partial Surrender	Amount proportional to the ratio of the partial Surrender to the Cash Value prior to the partial Surrender

Death Benefit Option 2	0	0

2.

on the original Maturity Date, 100% of the Cash Value in the Sub-Accounts and any maturing Indexed Interest Strategies will be transferred to the Fixed Account. Any other Index Segments will be permitted to continue until the end of the applicable Index Segment Term;

3.	transfers out of the Fixed Account will not be permitted;

4.	no further monthly deductions will be taken;

5.	interest will continue to be credited to the Cash Value, if any;

6.

we will not accept additional Premium or permit Specified Amount decreases, death benefit option changes, or partial Surrenders, except amounts required to keep the Policy In Force during a grace period;

7.	Policy loans and Policy loan repayments will be permitted;

8.	loan interest will continue to be charged to and credited on any Indebtedness; and

9.	if your Policy lapses, it cannot be reinstated after the Maturity Date has been extended.

Extension of the Policy’s Maturity Date will not continue any elected rider beyond its date of termination as provided in the rider.

Policy Settlement

Policy Settlement may be made in a lump sum or by other available options stated below upon our receipt of complete instructions and any other information we may reasonably require. More than one Settlement option may be elected. However, Settlement options other than the lump sum option may only be elected if the total amount to be applied under an option is at least $2,000.00 and each payment is at least $20.00.

While this Policy is In Force you may elect, revoke, or change Settlement options at any time, subject to the limits stated above. If no Settlement option has been elected before the Insured’s death, the party entitled to payment may elect a Settlement option or options at the time the Death Benefit Proceeds become payable. If no other Settlement option has been elected, payment will be made in a lump sum.

Settlement options must be elected, revoked, or changed by proper written request. After an election, revocation, or change is recorded at our Home Office stated on the face page of this Policy, it will become effective as of the date it was requested; however, we will not be liable to any person for any action or payment we make prior to recording the change. We may require proof of age of any person to be paid under a Settlement option. Any change of Beneficiary prior to the effective date of the settlement contract will automatically revoke any Settlement option that is in effect.

At the time of Policy Settlement under any Settlement option other than the lump sum option, we will issue a settlement contract in exchange for the Policy. The effective date of the settlement contract will be the date of the Insured’s death, the Maturity Date or the date the Policy is Surrendered. Payments will be made at the beginning of the selected twelve, six, three, or one month interval starting with the effective date of the settlement contract.

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ICC20-NWLA-605	Page 32	[(09/2020)(001)]

Settlement Options

Settlement option payments are not assignable. To the extent allowed by law, Settlement option payments are not subject to the claims of creditors or to legal process. The settlement option benefits at the time of their commencement will not be less than those that would be provided by the application of the Cash Surrender Value to purchase a single consideration immediate annuity contract at purchase rates offered by us at the time to the same class of annuitants whether the annuity benefits are payable in fixed or variable amounts or both. In addition to a lump sum payment, the following Settlement options are available:

1.

Life Income with Payments Guaranteed: Amounts applied to this option will be paid for a term equal to, the greater of the named payee’s remaining lifetime, or the guarantee period of ten years. The amount payable monthly for each $1,000 applied to this option is stated in the Option 1 - Life Income with Payments Guaranteed Table in the Policy Specification Pages. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

2.

Joint and Survivor Lifetime Income: Amounts applied to this option will be paid and continued during the lifetimes of the named payees, as long as either payee is living. The amount payable monthly for each $1,000 applied to this option for selected age and sex combinations is stated in the Option 2 - Joint & Survivor Life Income Table in the Policy Specification Pages. Amounts payable for age and sex combinations not stated in the Option 2 Table will be furnished on request. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

3.

Life Annuity: Amounts applied to this option will be paid during the lifetime of the named payee. The amount payable monthly for each $1,000 applied to this option is stated in the Option 3 - Life Annuity Monthly Installment Table in the Policy Specification Pages. Upon request, we will quote the amount currently payable under this Settlement option. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

4.

Any Other Option: Settlement options not set forth in this Policy may be available. You may request any other form of Settlement option, subject to our approval. The amount and period available under any other option will be determined by us.

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ICC20-NWLA-605	Page 33	[(09/2020)(001)]

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

ENDORSEMENTS (Endorsements may be made only by Nationwide at our Home Office stated on the face page of this Policy). Please attach any applicable endorsements here (Note: this section is not used as a blank endorsement).

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THIS PAGE WILL BE USED FOR ENDORSEMENTS.

ICC20-NWLA-605	[(09/2020)(001)]

INDIVIDUAL FLEXIBLE PREMIUM ADJUSTABLE VARIABLE, FIXED, AND INDEX-LINKED UNIVERSAL LIFE INSURANCE POLICY, NON-PARTICIPATING

While Cash Value allocated to the Indexed Interest Strategies may be affected by the experience of external indexes, the Policy does not directly participate in any stock or equity investment. Current benefits, values, periods of coverage, charges, actual Premium paid, and interest crediting rates are on an indeterminate basis.

Flexible Premiums payable until the Maturity Date while the Insured is living.

Death Benefit Proceeds payable upon the death of the Insured while this Policy is In Force.

The Maturity Date will automatically be extended unless you elect to receive the Maturity Proceeds.

Rate Class and Rate Type are stated in the Policy Specification Pages.

Adjustable Death Benefit.

Non-Participating, no dividends are payable.

ICC20-NWLA-605	[(09/2020)(001)]